Filed Pursuant to Rule 424(b)(5)

Registration No. 333-252539

Prospectus Supplement

(To Prospectus dated February 10, 2021)

ALPINE 4 HOLDINGS, INC.

Up to $50,000,000 Shares of Class A Common Stock

We have entered into a Sales Agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”) dated March 8, 2022, relating to the sale of shares of our Class A Common Stock (the “Common Stock”) offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, under this prospectus supplement we may offer and sell shares of our Common Stock, $0.0001 par value per share, having an aggregate offering price of up to $50,000,000 from time to time through or to the Placement Agent, acting as our agent or principal. Sales of our Common Stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. The Placement Agent is not required to sell any specific amount, but will act as our distribution agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in escrow, trust or similar arrangement.

The Placement Agent will be entitled to compensation at a commission rate equal to 3% of the gross sales price per share sold under the Sales Agreement. The net proceeds, if any, that we receive from the sales of our common stock will depend on the number of shares actually sold and the offering price for such shares. See “Plan of Distribution” beginning on page S-32 for additional information regarding the compensation to be paid to the Placement Agent In connection with the sale of the common stock on our behalf, the Placement Agent will be deemed to be an underwriter within the meaning of the Securities Act and the compensation of the Placement Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Placement Agent with respect to certain liabilities, including liabilities under the Securities Act.

You should read this prospectus supplement in conjunction with the accompanying base prospectus, including any supplements and amendments thereto. This prospectus supplement is qualified by reference to the accompanying base prospectus except to the extent that the information in this prospectus supplement supersedes the information contained in the accompanying base prospectus. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the accompanying base prospectus, including any supplements and amendments thereto.

Our common stock is listed on The Nasdaq Stock Market under the symbol “ALPP.” On March 4, 2022, the closing price for our common stock, as reported on The Nasdaq Stock Market, was $1.42 per share. Our principal executive offices are located at 2525 E. Arizona Biltmore Circle, Suite C237, Phoenix, Arizona 85016.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus supplement beginning on page S-9 and the corresponding sections in the accompanying base prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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A.G.P.

The date of this Prospectus Supplement is March 8, 2022.

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Page
About this Prospectus	4
Risk Factors	9
Cautionary Statement Regarding Forward-Looking Statements	7
Prospectus Summary
Use of Proceeds	9
Market for Common Stock
Securities We May Offer
Description of Capital Stock	10
Description of Warrants	18
Description of Units	19
Plan of Distribution	22
Legal Matters	28
Experts	28
Where You Can Find More Information	8
Incorporation of Certain Information by Reference	8

We have not, and the Placement Agent has not, authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. You must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus as if we had authorized it. This prospectus supplement, the accompanying prospectus and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference and any applicable free writing prospectus is correct on any date after their respective dates, even though this prospectus supplement, the accompanying prospectus or an applicable free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and cash flows may have changed since those dates.

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About This Prospectus Supplement

You should carefully read this entire prospectus supplement and the accompanying base prospectus, including the information included and referred to under “Risk Factors” below, the information incorporated by reference in this prospectus supplement and in the accompanying base prospectus, and the financial statements and the other information incorporated by reference in the accompanying base prospectus, before making an investment decision.

This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”). This prospectus supplement amends and supplements the information in the prospectus, dated February 10, 2021, filed as a part of our registration statement on Form S-3 (File No. 333-252539) (the “Registration Statement”). The Registration Statement was declared effective by the SEC as of February 10, 2021.

The Registration Statement allows us to offer from time to time a wide array of securities. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under our Registration Statement and other general information that may apply to this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock, and other information that you should know before investing. You should carefully read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” before investing in our securities.

This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update, or change information contained in the accompanying base prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference herein and therein.

This prospectus supplement and the accompanying base prospectus relate to the offering of common stock. Before buying any securities offered hereby, we urge you to carefully read this prospectus supplement and the accompanying base prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision. This prospectus supplement may add, update, or change information in the accompanying base prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Placement Agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Placement Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this entire prospectus supplement and the accompanying base prospectus, including the information included and referred to under “Risk Factors” below, the information incorporated by reference in this prospectus supplement and in the accompanying base prospectus, and the financial statements and the other information incorporated by reference in the accompanying base prospectus, before making an investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Incorporation of Certain Information by Reference.”

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus supplement is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the shares of common stock to which it relates, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the markets in which we operate, including market position and market opportunity, is based on information from our management’s estimates, as well as from industry publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. However, assumptions and estimates of our future performance, and the future performance of our industry are subject to numerous known and unknown risks and uncertainties, including those described under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement. These and other important factors could result in our estimates and assumptions being materially different from future results. You should read the information contained in, or incorporated by reference into, this prospectus completely and with the understanding that future results may be materially different and worse from what we expect. See the information included under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

Securities offered pursuant to the registration statement to which this prospectus supplement relates may only be offered and sold if not more than three years have elapsed since the initial effective date of the registration statement, subject to the extension of this period in compliance with applicable SEC rules.

Unless expressly stated otherwise, all references in this prospectus to “we,” “us,” “our” or similar references mean Alpine 4 Holdings, Inc., and its subsidiaries on a consolidated basis.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

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our lack of revenues, history of operating losses, bankruptcy, limited cash reserves and ability to obtain other capital to develop and implement our business strategies and grow our business, and continue as a going concern;

-	our ability to execute our strategy and business plan regarding growth, acquisitions, and focusing on our strategy of Drivers, Stabilizers, and Facilitators;

-	the success, progress, timing and costs of our efforts to evaluate or consummate various strategic acquisitions, collaborations, and other alternatives if in the best interests of our stockholders;

-	our ability to timely source adequate supply of our development products from third-party manufacturers on which we depend;

-	the potential, if any, for future development of any of our present or future products;

-	our ability to identify and develop additional uses for our products;

-	our ability to attain market exclusivity and/or to protect our intellectual property and to operate our business without infringing on the intellectual property rights of others;

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the ability of our Board of Directors to influence control over all matters put to a vote of our stockholders, including elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction; and

-	the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing.

In some cases, you can identify these statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes. These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. We discuss many of the risks associated with the forward-looking statements in this prospectus in greater detail under the heading “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should carefully read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

Except as required by law, we expressly disclaim any obligation or intention to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events or otherwise.

Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date on which it is made. We expressly disclaim any obligation or intention to publicly update any forward-looking statement, whether written or oral that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by applicable law.

Prospectus Supplement Summary

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus and in the documents which we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus on page 3, and the financial statements and other information incorporated by reference in this prospectus when making an investment decision. In this prospectus, the terms “we,” “us,” and the “company” refer to Alpine 4 Holdings, Inc. and its subsidiaries.

Our Company

Company Background and History

We were incorporated under the laws of the State of Delaware on April 22, 2014.  We are a publicly traded conglomerate that is acquiring businesses that fit into our disruptive DSF business model of Drivers, Stabilizers, and Facilitators.   At Alpine 4, we understand the nature of how technology and innovation can accentuate a business.  Our focus is on how the adaptation of new technologies even in brick-and-mortar businesses can drive innovation.   We also believe that our holdings should benefit synergistically from each other and that the ability to have collaboration across varying industries can spawn new ideas and create fertile ground for competitive advantages.  This unique perspective has culminated in the development of our Blockchain-enabled Enterprise Business Operating System called SPECTRUMebos.

As of the date of this Report, the Company was a holding company that owned fourteen operating subsidiaries:

-A4 Corporate Services, LLC;

-ALTIA, LLC;

-Quality Circuit Assembly, Inc.;

-Morris Sheet Metal, Corp;

-JTD Spiral, Inc.;

-Excel Construction Services, LLC;

-SPECTRUMebos, Inc.;

-Vayu (US), Inc.;

-Thermal Dynamics, Inc.;

-Alternative Laboratories, LLC.;

-Identified Technologies Corporation;

-ElecJet Corp.;

-DTI Services Limited Liability Company (doing business as RCA Commercial Electronics); and

-Global Autonomous Corporation.

Starting in the first quarter of 2020, we also created additional subsidiaries to act as silo holding companies, organized by industries.  These silo subsidiaries are A4 Construction Services, Inc. (“A4 Construction”), A4 Manufacturing, Inc. (“A4 Manufacturing”), and A4 Technologies, Inc. (“A4 Technologies”), A4 Aerospace Corporation (“A4 Aerospace”), and A4 Defense Services, Inc. (“A4 Defense Services”). All of these holding companies are Delaware corporations. Each is authorized to issue 1,500 shares of common stock with a par value of $0.01 per share, and the Company is the sole shareholder of each of these subsidiaries.

Alpine 4 maintains our corporate office located at 2525 E. Arizona Biltmore Circle, Suite C237, Phoenix, Arizona 85016. ALTIA works out of the headquarters offices.  QCA rents a location at 1709 Junction Court #380 San Jose, California 95112.  Deluxe Sheet Metal’s facilities are located at 6661 Lonewolf Dr, South Bend, Indiana 46628. Morris Sheet Metal and JTD Spiral are located at 6212 Highview Dr, Fort Wayne, Indiana 46818. Excel Construction Services’ office and fabrication space are located at 297 Wycoff Cir, Twin Falls, Idaho 83301. Impossible Aerospace’s headquarters are located at 2222 Ronald St, Santa Clara, California 95050.  Vayu (US) has its headquarters at 326 W Liberty St, Ann Arbor, Michigan 48103. Alternative Laboratories, LLC, has its offices at 4740 S Cleveland Ave, Fort Myers, Florida, 33907. Thermal Dynamics, Inc., has its offices at 14955 Technology Ct, Fort Myers, Florida 33912.

Identified Technologies, Inc., has its offices at 6401 Penn Ave., APT 211, Pittsburgh, Pennsylvania 15206.  ElecJet has its offices at 5680 Hwy 6 Suite 246, Missouri City, Texas 77459. DTI Services/RCA Commercial Electronics has its offices at 5935 West 84th Street, Indianapolis, Indiana 46278.  Global Autonomous Corporation has its offices at 2525 E Arizona Biltmore Circle, Suite 237, Phoenix Arizona 85016.

Who We Are

Alexander Hamilton, in his “Federalist paper #11,” said that our adventurous spirit distinguishes the commercial character of America.  Hamilton knew that our freedom to be creative gave American businesses a competitive advantage over the rest of the world.   We believe that Alpine 4 also exemplifies this spirit in our subsidiaries and that our greatest competitive advantage is our highly diverse business structure combined with a culture of collaboration.

It is our mandate to grow Alpine 4 into a leading, multi-faceted holding company with diverse subsidiary holdings with products and services that not only benefit from one another as a whole, but also have the benefit of independence.  This type of corporate structure is about having our subsidiaries prosper through strong onsite leadership while working synergistically with other Alpine 4 holdings.  The essence of our business model is based around acquiring business-to-business (B2B) companies in a broad spectrum of industries via our acquisition strategy of DSF (Drivers, Stabilizer, Facilitator).  Our DSF business model (which is discussed more below) offers our shareholders an opportunity to own small-cap businesses that hold defensible positions in their individual market space.  Further, we believe that our greatest opportunity for growth exists in the smaller to middle-market operating companies with revenues between $5 to $150 million annually.  In this target-rich environment, businesses generally sell at more reasonable multiples, presenting greater opportunities for operational and strategic improvements that have greater potential to enhance profit.

Driver, Stabilizer, Facilitator (DSF)

Driver:  A Driver is a company that is in an emerging market or technology, that has enormous upside potential for revenue and profits, with a significant market opportunity to access.  These types of acquisitions are typically small, brand new companies that need a structure to support their growth.

Stabilizer:  Stabilizers are companies that have sticky customers, consistent revenue and provide solid net profit returns to Alpine 4.

Facilitators:  Facilitators are our “secret sauce.”  Facilitators are companies that provide a product or service that an Alpine 4 sister company can use as leverage to create a competitive advantage.

Our DSF Strategy is discussed in more detail below in the section entitled “Business.”

Risk Factors

We face numerous risks that could materially affect our business, results of operations or financial condition. The most significant of these risks include the following:

-	Alpine 4 is an "emerging growth company," and the reduced disclosure requirements applicable to "emerging growth companies" could make our Class A common stock less attractive to investors.

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Growth and development of operations will depend on the acceptance of Alpine 4's proposed businesses.  If Alpine 4's products are not deemed desirable and suitable for purchase and it cannot establish a customer base, it may not be able to generate future revenues, which would result in a failure of the business and a loss of the value of your investment.

-	If demand for the products Alpine 4 plans to offer slows, then its business would be materially affected, which could result in the loss of your entire investment.

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Our revenue growth rate depends primarily on our ability to satisfy relevant channels and end-customer demands, identify suppliers of our necessary ingredients and to coordinate those suppliers, all subject to many unpredictable factors.

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If securities or industry analysts do not publish or cease publishing research or reports or publish misleading, inaccurate or unfavorable research about us, our business or our market, our stock price and trading volume could decline.

-	Alpine 4 stockholders may have difficulty in reselling their shares due to the limited public market or state Blue Sky laws.

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The ongoing COVID-19 pandemic has caused severe disruptions in the U.S. and global economies, which has impacted the business, activities, and operations of our customers, as well as our business and operations. Additionally, through 2021, the U.S. and other economies have been impacted by supply chain disruptions, labor shortages and high inflation, all of which may have a negative impact on our business and operations.

-	Our existing debt levels may adversely affect our financial condition or operational flexibility and prevent us from fulfilling our obligations under our outstanding indebtedness.

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Growth and development of operations will depend on the growth in our acquisition model and from organic growth from our subsidiaries’ businesses.  If we cannot find desirable acquisition candidates, we may not be able to generate growth with future revenues.

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We face risks related to COVID-19 which have significantly disrupted our manufacturing, research and development, operations, sales and financial results, and could continue to do so for the foreseeable future.

-	Should we fail to comply with the minimum listing standards applicable to issuers listed on The Nasdaq Capital Market, our common stock may be delisted from The Nasdaq Capital Market.

For further discussion of these and other risks, see “Risk Factors,” beginning on page S-9.

The Offering

Issuer	Alpine 4 Holdings, Inc.

Securities offered:	Shares of our Class A Common Stock (the “Common Stock”) having an aggregate offering price of up to $50,000,000.

Manner of Offering

We have entered into a Sales Agreement (the “Sales Agreement”) with Alliance Global Partners/A.G.P., dated March 8, 2022, relating to the sale of our Common Stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, under this prospectus supplement and the accompanying prospectus we may offer and sell shares of our Class A Common Stock, $0.0001 par value per share, having an aggregate offering price of up to $50,000,000 from time to time through or to the Placement Agent, acting as our agent or principal. Sales of our common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended. See the section entitled “Plan of Distribution” on page S-32 of this prospectus supplement.

Class A Common Stock outstanding immediately prior to this offering	162,168,219

Use of proceeds

We intend to use the net proceeds from this offering for acquisitions of additional businesses, to build additional products and solutions to meet market demand, to further advance the development of new products and solutions, to engage in corporate development and merger and acquisition activities, for working capital needs, capital expenditures, repayment or refinancing of indebtedness, acquisitions, repurchases and redemptions of securities, and for other general corporate purposes. However, we will retain broad discretion over how the net proceeds are used. See “Use of Proceeds.”

Risk factors

Investing in our securities involves a high degree of risk. You should carefully consider all of the information in this prospectus and the documents incorporated by reference in this prospectus. In particular, see “Risk Factors” beginning on page S-9 of this prospectus.

Nasdaq Market symbol	“ALPP”

RISK FACTORS

Investing in our Class A common stock involves substantial risk. You should carefully consider the risk factors disclosed below as well as those contained in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the other information contained in this prospectus before acquiring any of our Class A common stock. Additionally, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus.  Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our Class A common stock to decline. You could lose all or part of your investment.

Risks Associated with Our Business and Operations

Alpine 4 is an "emerging growth company," and the reduced disclosure requirements applicable to "emerging growth companies" could make our Class A common stock less attractive to investors.

Alpine 4 is an "emerging growth company," as defined in the JOBS Act. For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding advisory "say-on-pay" votes on executive compensation and shareholder advisory votes on golden parachute compensation. We will remain an "emerging growth company" until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of $1.07 billion or more; (ii) the last date of the fiscal year following the fifth anniversary of the date of the first sale of Class A common stock under the Company's first filed registration statement; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (iv) the date on which we are deemed to be a "large accelerated filer" under the Exchange Act. We will be deemed a large accelerated filer on the first day of the fiscal year after the market value of our common equity held by non-affiliates exceeds $700 million, measured on October 31.

We cannot predict if investors will find our Class A common stock less attractive to the extent we rely on the exemptions available to emerging growth companies. If some investors find our Class A common stock less attractive as a result, there may be a less active trading market for our Class A common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

A Company that elects to be treated as an emerging growth company shall continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which it had total annual gross revenues of $1,070,000,000 (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the Company’s initial public offering (IPO); (iii) the date on which it has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which is deemed to be a 'large accelerated filer' as defined by the SEC, which would generally occur upon it attaining a public float of at least $700 million.

However, we are choosing to "opt out" of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Significant time and management resources are required to ensure compliance with public company reporting and other obligations. Taking steps to comply with these requirements will increase our costs and require additional management resources and does not ensure that we will be able to satisfy them.

We are a publicly reporting company.  As a public company, we are required to comply with applicable provisions of the Sarbanes-Oxley Act of 2002, as well as other federal securities laws, and rules and regulations promulgated by the SEC and the various exchanges and trading facilities where our Class A common stock may trade, which result in significant legal, accounting, administrative and other costs and expenses. These rules and requirements impose certain corporate governance requirements relating to director independence, distributing annual and interim reports, stockholder meetings, approvals and voting, soliciting proxies, conflicts of interest, and codes of conduct, depending on where our shares trade. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all applicable requirements.

As we review our internal controls and procedures, we may determine that they are ineffective or have material weaknesses, which could impact the market's acceptance of our filings and financial statements.

In connection with the preparation of our Annual Report for the year ended December 31, 2020, we conducted a review of our internal control over financial reporting for the purpose of providing the management report required by these rules. During the course of our review and testing, we identified deficiencies and have been unable to remediate them before we were required to provide the required reports. Furthermore, because we have material weaknesses in our internal control over financial reporting, we may not detect errors on a timely basis and our financial statements may be materially misstated. Even if we are able to remediate the material weaknesses, we may not be able to conclude on an ongoing basis that we have effective internal controls over financial reporting, which could harm our operating results, cause investors to lose confidence in our reported financial information and cause the trading price of our stock to fall. Although we have hired additional accounting personnel, including a Corporate Controller, and have continued to address and mitigate these material weaknesses through the implementation and testing of controls and ensure that controls that are properly designed are adequately performed to appropriately address risk related to critical functionality, there can be no guarantee that our efforts will be successful in remediating these weaknesses. In addition, as a public company we are required to file in a timely manner accurate quarterly and annual reports with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act"), as amended.  Any failure to report our financial results on an accurate and timely basis could result in sanctions, lawsuits, delisting of our shares from the market or trading facility where our shares may trade, or other adverse consequences that would materially harm our business.

Alpine 4 is a growth-based company and has shown a net loss since inception. Ownership of Alpine 4 shares is risky and could result in a loss of the value of your investment if Alpine 4 is unsuccessful in its business plans.

As the Alpine 4’s “Driver” classified subsidiaries mature from a start-up phase to an operating phase, the Company expects to stop incurring operating losses at some point in the future.  However new additional subsidiaries may incur significant expenses associated with the growth of those businesses.  Further, there is no guarantee that the Company will be successful in realizing future revenues or in achieving or sustaining positive cash flow at any time in the future.  Any such failure could result in the possible closure of one of its subsidiaries or force Alpine 4 to seek additional capital through loans or additional sales of its equity securities to continue business operations which would dilute the value of any shares you purchase in connection with this offering

Growth and development of operations will depend on the growth in the Alpine 4 acquisition model and from organic growth from its subsidiaries’ businesses.  If Alpine 4 cannot find desirable acquisition candidates, it may not be able to generate growth with future revenues.

Alpine 4 expects to continue its strategy of acquiring businesses, which management believes will result in significant growth in projected annualized revenue by the end of 2022.  However, there is no guarantee that it will be successful in realizing future revenue growth from its acquisition model.  As such, Alpine 4 is highly dependent on suitable candidates to acquire which the supply of those candidates cannot be guaranteed and is driven from the market for M&A.  If Alpine 4 is unable to locate or identify suitable acquisition candidates, or to enter into transactions with such candidates, or if Alpine 4 is unable to integrate the acquired businesses, Alpine 4 may not be able to grow its revenues to the extent anticipated, or at all.

We may make acquisitions which could divert the attention of management and which may not be integrated successfully into our existing business.

We may pursue acquisitions to increase our market penetration, enter new geographic markets and expand the scope of services we provide. We cannot guarantee that we will identify suitable acquisition candidates, that acquisitions will be completed on acceptable terms or that we will be able to integrate successfully the operations of any acquired business into our existing business. The acquisitions could be of significant size and involve operations in multiple jurisdictions. The acquisition and integration of another business would divert management attention from other business activities. This diversion, together with other difficulties we may incur in integrating an acquired business, could have a material adverse effect on our business, financial condition and results of operations. In addition, we may borrow money or issue capital stock to finance acquisitions. Such borrowings might not be available on terms as favorable to us as our current borrowing terms and may increase our leverage, and the issuance of capital stock could dilute the interests of our stockholders.

As we acquire companies or technologies in the future, they could prove difficult to integrate, disrupt our business, dilute stockholder value and adversely affect our operating results and the value of your investment.

As part of our business strategy, we regularly evaluate investments in, or acquisitions of, complementary businesses, joint ventures, services and technologies, and we expect that periodically we will continue to make such investments and acquisitions in the future. Acquisitions and investments involve numerous risks, including:

-the potential failure to achieve the expected benefits of the combination or acquisition;

-difficulties in and the cost of integrating operations, technologies, services and personnel;

-diversion of financial and managerial resources from existing operations;

-risk of entering new markets in which we have little or no experience;

-potential write-offs of acquired assets or investments;

-potential loss of key employees;

-inability to generate sufficient revenue to offset acquisition or investment costs;

-the inability to maintain relationships with customers and partners of the acquired business;

-the difficulty of incorporating acquired technology and rights into our products and services and of maintaining quality standards consistent with our established brand;

-potential unknown liabilities associated with the acquired businesses;

-unanticipated expenses related to acquired technology and its integration into existing technology;

-negative impact to our results of operations because of the depreciation and amortization of amounts related to acquired intangible assets, fixed assets and deferred compensation, and the loss of acquired deferred revenue;

-the need to implement controls, procedures and policies appropriate for a public company at companies that prior to the acquisition lacked such controls, procedures and policies; and

-challenges caused by distance, language and cultural differences.

In addition, if we finance acquisitions by issuing additional convertible debt or equity securities, our existing stockholders may be diluted which could affect the market price of our stock. Further, if we fail to properly evaluate and execute acquisitions or investments, our business and prospects may be seriously harmed, and the value of your investment may decline.

Alpine 4 has limited management resources and will be dependent on key executives.  The loss of the services of the current officers and directors could severely impact Alpine 4's business operations and future development, which could result in a loss of revenues.

Alpine 4 is relying on a small number of key individuals, which the Company has increased during 2021, to implement its business and operations and, in particular, the professional expertise and services of Kent B. Wilson, our President, Chief Executive Officer, and Secretary, Jeff Hail, our Chief Operating Officer, Larry Zic, our Chief Financial Officer, and SaVonnah Osmanski, our VP/Corporate Controller.  Mr. Wilson serves full time in his capacities with Alpine 4 to work to develop and grow the Company. Nevertheless, Alpine 4 may not have sufficient managerial resources to successfully manage the increased business activity envisioned by its business strategy.  In addition, Alpine 4's future success depends in large part on the continued service of Mr. Wilson and the executive team  If Mr. Wilson or any member of the executive team chooses not to serve as an officer or if Mr. Wilson or any member of the executive team is unable to perform his or her duties, this could have an adverse effect on Company business operations, financial condition and operating results, especially if we are unable to replace Mr. Wilson or Mr. Hail with other individuals qualified to develop and market our business.  The loss of their services could result in a loss of revenues, which could result in a reduction of the value of any ownership of Alpine 4.

Competition that Alpine 4 faces is varied and strong.

Alpine 4's subsidiaries’ products and industries as a whole are subject to competition.  There is no guarantee that we can sustain our market position or expand our business.

We compete with a number of entities in providing products to our customers.  Such competitor entities include a variety of large nationwide corporations, including but not limited to public entities and companies that have established loyal customer bases over several decades.

Many of our current and potential competitors are well established and have significantly greater financial and operational resources, and name recognition than we have.  As a result, these competitors may have greater credibility with both existing and potential customers.  They also may be able to offer more competitive products and services and more aggressively promote and sell their products.  Our competitors may also be able to support more aggressive pricing than we will be able to, which could adversely affect sales, cause us to decrease our prices to remain competitive, or otherwise reduce the overall gross profit earned on our products.

Our success in business and operations will depend on general economic conditions.

The success of Alpine 4 and its subsidiaries depends, to a large extent, on certain economic factors that are beyond its control.  Factors such as general economic conditions, levels of unemployment, interest rates, tax rates at all levels of government, competition and other factors beyond Alpine 4's control may have an adverse effect on the ability of our subsidiaries to sell its products, to operate, and to collect sums due and owing to them.

Alpine 4 may not be able to successfully implement its business strategy, which could adversely affect its business, financial condition, results of operations and cash flows.  If Alpine 4 cannot successfully implement its business strategy, it could result in the loss of the value of your investment.

Successful implementation of our business strategy depends on our being able to acquire additional businesses and grow our existing subsidiaries, as well as on factors specific to the industries in which our subsidiaries operate, and the state of the financial industry and numerous other factors that may be beyond our control.  Adverse changes in the following factors could undermine our business strategy and have a material adverse effect on our business, our financial condition, and results of operations and cash flow:

•	The competitive environment in the industries in which our subsidiaries operate that may force us to reduce prices below the optimal pricing level or increase promotional spending;

•	Our ability to anticipate changes in consumer preferences and to meet customers' needs for our products in a timely cost-effective manner; and

•	Our ability to establish, maintain and eventually grow market share in these competitive environments.

Our revenue growth rate depends primarily on our ability to satisfy relevant channels and end-customer demands, identify suppliers of our necessary ingredients and to coordinate those suppliers, all subject to many unpredictable factors.

We may not be able to identify and maintain the necessary relationships with suppliers of product and services as planned.  Delays or failures in deliveries could materially and adversely affect our growth strategy and expected results.  As we supply more customers, our rate of expansion relative to the size of such customer base will decline. In addition, one of our biggest challenges is securing an adequate supply of suitable product.  Competition for product is intense, and commodities costs subject to price volatility.

Our ability to execute our business plan also depends on other factors, including:

•	ability to keep satisfied vendor relationships

•	hiring and training qualified personnel in local markets;

•	managing marketing and development costs at affordable levels;

•	cost and availability of labor;

•	the availability of, and our ability to obtain, adequate supplies of ingredients that meet our quality standards; and

•	securing required governmental approvals in a timely manner when necessary.

Our financial condition and results of operations for fiscal 2022 may continue to be adversely affected by the COVID-19 pandemic.

The impact of the worldwide COVID-19 pandemic has been and will likely continue to be extensive in many geographies and aspects of society. The pandemic has resulted in and will likely continue to result in disruptions to the global economy, as well as businesses, supply chains and capital markets around the world.

Impacts to our business have included temporary closures of many of our government and university customers and our suppliers, disruptions or restrictions on our employees’ and customers’ ability to travel, and delays in product installations or shipments to and from affected countries. In an effort to halt the outbreak of COVID-19, a number of countries, including the United States, implemented and some continue to implement significant restrictions on travel, shelter in place or stay at home orders, and business closures. While some of these restrictions were loosened in certain jurisdictions, some markets have returned to restrictions in the face of increases in new COVID-19 cases, particularly as more contagious strains of the virus emerge. Many of our employees in jurisdictions in which we have significant operations continue to work remotely. Much of the commercial activity in sales and marketing, and customer demonstrations and applications training, is still either being conducted remotely or postponed. Even where customers have re-opened their sites, some still operate at productivity levels that are below pre-pandemic levels in an effort to accommodate safety protocols and as a result of pandemic-related supply chain disruptions. Any resurgence of the virus or the emergence of new strains of the virus, particularly any new strains which are more easily transmitted or which are resistant to existing vaccines, may require us or our customers to close or partially close operations once again. These travel restrictions, business closures and operating reductions at Alpine 4, our customers, our distributors, and/or our suppliers have in the past adversely impacted and may continue to adversely impact our operations, including our ability to manufacture, sell or distribute our products, as well as cause temporary closures of our distributors, or the facilities of suppliers or customers. Further, global supply chains continue to be disrupted, causing shortages, which has impacted our ability to manufacture and supply our products. We could also experience increased compensation expenses associated with employee recruiting and employee retention to the extent employment opportunities continue to multiply post-pandemic, causing the search for and retention of talent to become more competitive. This disruption of our employees, distributors, suppliers and customers has historically impacted and may continue to impact our global sales and future operating results.

We are continuing to monitor and assess the ongoing effects of the COVID-19 pandemic on our commercial operations in 2022 and going forward. However, we cannot at this time accurately predict what effects these conditions will ultimately have on our operations due to uncertainties relating to the severity of the disease, including the impact of any resurgence of the virus, the continued emergence of new strains of the virus, the effectiveness and availability of vaccines, the willingness of individuals to receive vaccines, (including to protect against any new strains of the virus), and the length or severity of travel restrictions, business closures, and other safety and precautionary measures imposed by the governments of impacted countries. The pandemic has also adversely affected the economies and financial markets of many countries, which has affected and may continue to affect demand for our products and our operating results.

In addition, there is a risk that one or more of our current service providers, manufacturers and other partners may not survive such difficult economic times, which could directly affect our ability to attain our operating goals on schedule and on budget. Any of the foregoing could harm our business and we cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact our business. Furthermore, our stock price may decline due in part to the volatility of the stock market and any general economic downturn.

The preparation of the consolidated financial statements requires us to make estimates, judgments and assumptions that may affect the reported amounts of assets, liabilities, equity, revenues and expenses and related disclosure of contingent assets and liabilities. We evaluate estimates, judgments and methodologies on an ongoing basis. Changes in estimates are recorded in the period in which they become known. We base estimates on historical experience and on various other assumptions that we believe are reasonable, the results of which form the basis for making judgments about the carrying values of assets, liabilities and equity and the amount of revenues and expenses. The full extent to which the COVID-19 pandemic will directly or indirectly impact future business, results of operations and financial condition, including sales, expenses, reserves and allowances, manufacturing, research and development costs and employee-related amounts, will depend on future developments that are highly uncertain, including as a result of new information that may emerge concerning COVID-19, the continued emergence of new strains of the virus, the effectiveness and availability of vaccines, the willingness of individuals to receive vaccines (including to protect against any new strains of the virus), and the actions taken to contain or treat the virus, as well as the economic impact on local, regional, national and international customers and markets. We have made estimates of the impact of COVID-19 within the consolidated financial statements and there may be changes to those estimates in future periods. Actual results may differ from management’s estimates if these results differ from historical experience.

Our existing debt levels may adversely affect our financial condition or operational flexibility and prevent us from fulfilling our obligations under our outstanding indebtedness.

As of September 30, 2021, we had total liabilities of approximately $47,358,006 This level of debt or any increase in our debt level could have adverse consequences for our business, financial condition, operating results and operational flexibility, including the following: (i) the debt level may cause us to have difficulty borrowing money in the future for working capital, capital expenditures, acquisitions or other purposes; (ii) our debt level may limit operational flexibility and our ability to pursue business opportunities and implement certain business strategies; and (iii) we have a higher level of debt than some of our competitors or potential competitors, which may cause a competitive disadvantage and may reduce flexibility in responding to changing business and economic conditions, including increased competition and vulnerability to general adverse economic and industry conditions.  If we fail to satisfy our obligations under our outstanding debt, an event of default could result that could cause some or all of our debt to become due and payable.

Cybersecurity risks and cyber incidents, including cyber-attacks, could adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information and confidential information in our possession and damage to our business relationships, any of which could negatively impact our business, financial condition and operating results.

There has been an increase in the frequency and sophistication of the cyber and security threats we face, with attacks ranging from those common to businesses generally to those that are more advanced and persistent, which may target us due to our substantial reliance on information technology or otherwise. Cyber-attacks and other security threats could originate from a wide variety of sources, including cyber criminals, nation state hackers, hacktivists and other outside parties. As a result of the generally increasing frequency and sophistication of cyber-attacks, and our substantial reliance on technology, we may face a heightened risk of a security breach or disruption with respect to sensitive information resulting from an attack by computer hackers, foreign governments or cyber terrorists.

The operation of our business is dependent on computer hardware and software systems, as well as data processing systems and the secure processing, storage and transmission of information, which are vulnerable to security breaches and cyber incidents. A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to our information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. In addition, we and our employees may be the target of fraudulent emails or other targeted attempts to gain unauthorized access to proprietary or other sensitive information. The result of these incidents may include disrupted operations, misstated or unreliable financial data, fraudulent transfers or requests for transfers of money, liability for stolen information, increased cybersecurity protection and insurance costs, litigation and damage to our business relationships, causing our business and results of operations to suffer. Our reliance on information technology is substantial, and accordingly the risks posed to our information systems, both internal and those provided by third-party service providers are critical. We have implemented processes, procedures and internal controls designed to mitigate cybersecurity risks and cyber intrusions and rely on industry accepted security measures and technology to securely maintain confidential and proprietary information maintained on our information systems; however, these measures, as well as our increased awareness of the nature and extent of a risk of a cyber-incident, do not guarantee that a cyber-incident will not occur and/or that our financial results, operations or confidential information will not be negatively impacted by such an incident, especially because the cyber-incident techniques change frequently or are not recognized until launched and because cyber-incidents can originate from a wide variety of sources.

Those risks are exacerbated by the rapidly increasing volume of highly sensitive data, including our and our customers’ proprietary business information and intellectual property, and personally identifiable information of our employees and customers, that we collect and store in our data centers and on our networks. The secure processing, maintenance and transmission of this information are critical to our operations. A significant actual or potential theft, loss, corruption, exposure, fraudulent use or misuse of employee, customer or other personally identifiable or our or our customers’ proprietary business data, whether by third parties or as a result of employee malfeasance (or the negligence or malfeasance of third party service providers that have access to such confidential information) or otherwise, non-compliance with our contractual or other legal obligations regarding such data or intellectual property or a violation of our privacy and security policies with respect to such data could result in significant remediation and other costs, fines, litigation or regulatory actions against us and significant reputational harm.

Failure to maintain the security of our information and technology networks or data security breaches could harm our reputation and have a material adverse effect on our results of operations, financial condition and cash flow.

We rely on the reasonably secure processing, storage and transmission of confidential and other sensitive information in our computer systems and networks, and those of our service providers and their vendors. We are subject to various risks and costs associated with the collection, handling, storage and transmission of personally identifiable information and other sensitive information, including those related to compliance with U.S. and foreign data collection and privacy laws and other contractual obligations, as well as those associated with the compromise of our systems processing such information. In the ordinary course of our business, we collect, store a range of data, including our proprietary business information and intellectual property, and personally identifiable information of our employees, our fund investors and other third parties, in our cloud applications and on our networks, as well as our services providers’ systems. The secure processing, maintenance and transmission of this information are critical to our operations. We, our service providers and their vendors face various security threats on a regular basis, including ongoing cybersecurity threats to and attacks on our and their information technology infrastructure that are intended to gain access to our proprietary information, destroy data or disable, degrade or sabotage our systems. Cyber-incident techniques change frequently, may not immediately be recognized and can originate from a wide variety of sources. There has been an increase in the frequency, sophistication and ingenuity of the data security threats we and our service providers face, with attacks ranging from those common to businesses generally to those that are more advanced and persistent. Although we and our services providers take protective measures and endeavor to modify them as circumstances warrant, our computer systems, software and networks may be vulnerable to unauthorized access, theft, misuse, computer viruses or other malicious code, including malware, and other events that could have a security impact. We may be the target of more advanced and persistent attacks because, as an alternative asset manager, we hold a significant amount of confidential and sensitive information about, among other things, our fund investors, portfolio companies and potential investments. We may also be exposed to a more significant risk if these acts are taken by state actors. Any of the above cybersecurity threats, fraudulent activities or security breaches suffered by our service providers and their vendors could also put our confidential and sensitive information at risk or cause the shutdown of a service provider on which we rely. We and our employees have been and expect to continue to be the target of fraudulent calls and emails, the subject of impersonations and fraudulent requests for money, including attempts to redirect material payment amounts in a transaction to a fraudulent bank account, and other forms of spam attacks, phishing or other social engineering, ransomware or other events. Cyber-criminals may attempt to redirect payments made at the closings of our investments to unauthorized accounts, which we or our services providers we retain, such as paying agents and escrow agents, may be unable to detect or protect against. The COVID-19 pandemic has exacerbated these risks due to heavier reliance on online communication and the remote working environment, which may be less secure, and there has been a significant increase in hacking attempts by cyber-criminals. The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by others, including by our service providers. If successful, such attacks and criminal activity could harm our reputation, disrupt our business, cause liability for stolen assets or information and have a material adverse effect on our results of operations, financial condition and cash flow.

We rely heavily on our back office informational technology infrastructure, including our data processing systems, communication lines, and networks. Although we have back-up systems and business-continuation plan in place, our back-up procedures and capabilities in the event of a failure or interruption may not be adequate. Any interruption or failure of our informational technology infrastructure could result in our inability to provide services to our clients, other disruptions of our business, corruption or modifications to our data and fraudulent transfers or requests for transfers of money. Further consequences could include liability for stolen assets or information, increased cybersecurity protection and insurance costs and litigation. We expect that we will need to continue to upgrade and expand our back-up and procedures and capabilities in the future to avoid disruption of, or constraints on, our operations. We may incur significant costs to further upgrade our data processing systems and other operating technology in the future.

Our technology, data and intellectual property and the technology, data and intellectual property of our funds’ portfolio companies are also subject to a heightened risk of theft or compromise to the extent that we and our funds’ portfolio companies engage in operations outside the United States, particularly in those jurisdictions that do not have comparable levels of protection of proprietary information and assets, such as intellectual property, trademarks, trade secrets, know-how and customer information and records. In addition, we and our funds’ portfolio companies may be required to forgo protections or rights to technology, data and intellectual property in order to operate in or access markets in a foreign jurisdiction. Any such direct or indirect loss of rights in these assets could negatively impact us, our funds and their investments.

A significant actual or potential theft, loss, corruption, exposure or fraudulent, unauthorized or accidental use or misuse of investor, employee or other personally identifiable or proprietary business data could occur, as a result of third-party actions, employee malfeasance or otherwise, non-compliance with our contractual or other legal obligations regarding such data or intellectual property or a violation of our privacy and security policies with respect to such data. If such a theft, loss, corruption, use or misuse of data were to occur, it could result in significant remediation and other costs, fines, litigation and regulatory actions against us by (i) the U.S. federal and state governments, (ii) the EU or other jurisdictions, (iii) various regulatory organizations or exchanges and (iv) affected individuals, as well as significant reputational harm.

Cybersecurity has become a top priority for regulators around the world. Many jurisdictions in which we operate have laws and regulations relating to data privacy, cybersecurity and protection of personal information and other sensitive information, including, without limitation the General Data Protection Regulation (Regulation (EU) 2016/679) (the “GDPR”) in the EU and the Data Protection Act 2018 in the U.K. (the “U.K. Data Protection Act”), comprehensive privacy laws enacted in California, Colorado and Virginia, the Hong Kong Personal Data (Privacy) Ordinance, the Korean Personal Information Protection Act and related legislation, regulations and orders and the Australian Privacy Act. China and other countries have also passed cybersecurity laws that may impose data sovereignty restrictions and require the localization of certain information. We believe that additional similar laws will be adopted in these and other jurisdictions in the future, further expanding the regulation of data privacy and cybersecurity. Such laws and regulations strengthen the rights of individuals (data subjects), mandate stricter controls over the processing of personal data by both controllers and processors of personal data and impose stricter sanctions with substantial administrative fines and potential claims for damages from data subjects for breach of their rights, among other requirements. Some jurisdictions, including each of the U.S. states as well as the EU through the GDPR and the U.K. through the U.K. Data Protection Act, have also enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal data, which would require heightened escalation and notification processes with associated response plans. We expect to devote resources to comply with evolving cybersecurity and data privacy regulations and to continually monitor and enhance our information security and data privacy procedures and controls as necessary. We or our fund’s portfolio companies may incur substantial costs to comply with changes in such laws and regulations and may be unable to adapt to such changes in the necessary timeframe and/or at reasonable cost. Furthermore, if we experience a cybersecurity incident and fail to comply with the applicable laws and regulations, it could result in regulatory investigations and penalties, which could lead to negative publicity and may cause our fund investors and clients to lose confidence in the effectiveness of our security and privacy measures.

The materialization of one or more of these risks could impair the quality of our operations, harm our reputation, negatively impact our businesses and limit our ability to grow.

We rely significantly on the use of information technology, as well as those of our third-party service providers. Our failure or the failure of third-party service providers to protect our website, networks, and systems against cybersecurity incidents, or otherwise to protect our confidential information, could damage our reputation and brand and substantially harm our business, financial condition, and results of operations.

To the extent that our services are web-based, we collect, process, transmit and store large amounts of data about our customers, employees, vendors and others, including credit card information and personally identifiable information, as well as other confidential and proprietary information. We also employ third-party service providers for a variety of reasons, including storing, processing and transmitting proprietary, personal and confidential information on our behalf. While we rely on tokenization solutions licensed from third parties in an effort to securely transmit confidential and sensitive information, including credit card numbers, advances in computer capabilities, new technological discoveries or other developments may result in the whole or partial failure of this technology to protect this data from being breached or compromised. Similarly, our security measures, and those of our third-party service providers, may not detect or prevent all attempts to hack our systems or those of our third-party service providers. DDoS attacks, viruses, malicious software, break-ins, phishing attacks, social engineering, security breaches or other cybersecurity incidents and similar disruptions that may jeopardize the security of information stored in or transmitted by our website, networks and systems or that we or our third-party service providers otherwise maintain, including payment card systems, may subject us to fines or higher transaction fees or limit or terminate our access to certain payment methods. We and our service providers may not anticipate or prevent all types of attacks until after they have already been launched, and techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our third-party service providers, and we may be unable to implement adequate preventative measures. We may also experience security breaches that may remain undetected for an extended period. In addition, cybersecurity incidents can also occur as a result of non-technical issues, including intentional or inadvertent breaches by our employees or by persons with whom we have commercial relationships.

Breaches of our security measures or those of our third-party service providers or any cybersecurity incident could result in unauthorized access to our website, networks and systems; unauthorized access to and misappropriation of customer and/or employee information, including personally identifiable information, or other confidential or proprietary information of ourselves or third parties; viruses, worms, spyware or other malware being served from our website, networks or systems; deletion or modification of content or the display of unauthorized content on our website; interruption, disruption or malfunction of operations; costs relating to cybersecurity incident remediation, deployment of additional personnel and protection technologies, response to governmental investigations and media inquiries and coverage; engagement of third party experts and consultants; litigation, regulatory action and other potential liabilities. If any of these cybersecurity incidents occur, or there is a public perception that we, or our third-party service providers, have suffered such a breach, our reputation and brand could also be damaged and we could be required to expend significant capital and other resources to alleviate problems caused by such cybersecurity incidents. As a consequence, our business could be materially and adversely affected and we could also be exposed to litigation and regulatory action and possible liability. In addition, any party who is able to illicitly obtain a customer’s password could access the customer’s transaction data or personal information. Any compromise or breach of our security measures, or those of our third-party service providers, could violate applicable privacy, data security and other laws, and cause significant legal and financial exposure, adverse publicity and a loss of confidence in our security measures, which could have an material adverse effect on our business, financial condition, and results of operations. This risk is heightened as governmental authorities throughout the U.S. and around the world devote increasing attention to data privacy and security issues.

While we maintain privacy, data breach and network security liability insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all. Additionally, even though we continue to devote resources to monitor and update our systems and implement information security measures to protect our systems, there can be No assurance that any controls and procedures we have in place will be sufficient to protect us from future cybersecurity incidents. Failure by us or our vendors to comply with data security requirements, including (if applicable) the California Consumer Privacy Act’s (“CCPA”) new “reasonable security” requirement in light of the private right of action, or rectify a security issue may result in class action litigation, fines and the imposition of restrictions on our ability to accept payment cards, which could adversely affect our operations. As cyber threats are continually evolving, our controls and procedures may become inadequate and we may be required to devote additional resources to modify or enhance our systems in the future. As a result, we may face interruptions to our systems, reputational damage, claims under privacy and data protection laws and regulations, customer dissatisfaction, legal liability, enforcement actions or additional costs, any and all of which could adversely affect our business, financial condition, and results of operations. In addition, although we seek to detect and investigate data security incidents, security breaches and other incidents of unauthorized access to our information technology systems and data can be difficult to detect and any delay in identifying such breaches or incidents may lead to increased harm and legal exposure of the type described above.

Environmental, social and governance matters may impact our business and reputation.

Increasingly, in addition to the importance of their financial performance, companies are being judged by their performance on a variety of environmental, social and governance (“ESG”) matters, which are considered to contribute to the long-term sustainability of companies’ performance.

A variety of organizations measure the performance of companies on ESG topics, and the results of these assessments are widely publicized. In addition, investment in funds that specialize in companies that perform well in such assessments are increasingly popular, and major institutional investors have publicly emphasized the importance of ESG measures to their investment decisions. Topics taken into account in such assessments include, among others, companies’ efforts and impacts on climate change and human rights, ethics and compliance with law, diversity and the role of companies’ board of directors in supervising various sustainability issues.

ESG goals and values are embedded in our core mission and vision, and we actively take into consideration their expected impact on the sustainability of our business over time and the potential impact of our business on society and the environment, including offsetting or reducing carbon emissions and sound pollution from launches. However, in light of investors’ increased focus on ESG matters, there can be no certainty that we will manage such issues successfully, or that we will successfully meet society’s expectations as to our proper role. This could lead to risk of litigation or reputational damage relating to our ESG policies or performance.

Further, our emphasis on ESG issues may not maximize short-term financial results and may yield financial results that conflict with the market’s expectations. We have and may in the future make business decisions that may reduce our short-term financial results if we believe that the decisions are consistent with our ESG goals, which we believe will improve our financial results over the long-term. These decisions may not be consistent with the short-term expectations of our stockholders and may not produce the long-term benefits that we expect, in which case our business, financial condition, and operating results could be harmed.

Risks Related to Our Class A Common Stock

We may, in the future, issue additional securities, which would reduce our stockholders' percent of ownership and may dilute our share value.

Our Certificate of Incorporation, as amended to date, authorizes us to issue 195,000,000 shares of Class A common stock, and 10,000,000 shares of Class B common stock and 15,000,000 Class C stock. As of March 2, 2022, there were 162,168,219 shares of Class A common stock issued and outstanding; 8,548,088 shares of Class B common stock issued and outstanding; and 12,545,201 shares of Class C common stock issued and outstanding.

The future issuance of additional shares of Class A common stock will result in additional dilution in the percentage of our Class A common stock held by our then existing stockholders. We may value any Class A common stock issued in the future on an arbitrary basis including for services or acquisitions or other corporate actions that may have the effect of diluting the value of the shares held by our stockholders, and might have an adverse effect on any trading market for our Class A common stock.  Additionally, our board of directors may designate the rights terms and preferences of one or more series of preferred stock at its discretion including conversion and voting preferences without prior notice to our stockholders.  Any of these events could have a dilutive effect on the ownership of our shareholders, and the value of shares owned.

Raising additional capital or purchasing businesses through the issuance of common stock will cause dilution to our existing stockholders.

We may seek additional capital through a combination of private and public equity offerings, debt financings, collaborations, and strategic and licensing arrangements, as well as issuing stock to make additional business or asset acquisitions. To the extent that we raise additional capital through the sale of common stock or securities convertible or exchangeable into common stock or through the issuance of equity for purchases of businesses or assets, your ownership interest in Alpine 4 will be diluted.

Future sales of substantial amounts of our Class A common stock into the public and the issuance of the shares upon conversion of the outstanding convertible notes will be dilutive to our existing stockholders and could result in a decrease in our stock price.

Raising additional capital may restrict our operations or require us to relinquish rights.

We may seek additional capital through a combination of private and public equity offerings, debt financings, collaborations, and strategic and licensing arrangements.  To the extent that we raise additional capital through the sale of common stock or securities convertible or exchangeable into common stock, the terms of any such securities may include liquidation or other preferences that materially adversely affect your rights as a stockholder.  Debt financing, if available, would increase our fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.  If we raise additional funds through collaboration, strategic partnerships and licensing arrangements with third parties, we may have to relinquish valuable rights to our intellectual property, future revenue streams or grant licenses on terms that are not favorable to us.

Market volatility may affect our stock price and the value of your shares.

The market price for our Class A common stock is likely to be volatile, in part because the volume of trades of our Class A common stock. In addition, the market price of our Class A common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including, among others:

•	announcements of new products, brands, commercial relationships, acquisitions or other events by us or our competitors;

•	regulatory or legal developments in the United States and other countries;

•	fluctuations in stock market prices and trading volumes of similar companies;

•	general market conditions and overall fluctuations in U.S. equity markets;

•	social and economic impacts resulting from the global COVID-19 pandemic;

•	variations in our quarterly operating results;

•	changes in our financial guidance or securities analysts' estimates of our financial performance;

•	changes in accounting principles;

•	our ability to raise additional capital and the terms on which we can raise it;

•	sales of large blocks of our common stock, including sales by our executive officers, directors and significant stockholders;

•	additions or departures of key personnel;

•	discussion of us or our stock price by the press and by online investor communities; and

•	other risks and uncertainties described in these risk factors.

If securities or industry analysts do not publish or cease publishing research or reports or publish misleading, inaccurate or unfavorable research about us, our business or our market, our stock price and trading volume could decline.

The trading market for our Class A common stock will be influenced by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. We currently have limited coverage and may never obtain increased research coverage by securities and industry analysts. If no or few securities or industry analysts cover our company, the trading price and volume of our stock would likely be negatively impacted. If we obtain securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, or provides more favorable relative recommendations about our competitors, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price or trading volume to decline.

Future sales of our Class A common stock may cause our stock price to decline.

Sales of a substantial number of shares of our Class A common stock in the public market or the perception that these sales might occur could significantly reduce the market price of our Class A common stock and impair our ability to raise adequate capital through the sale of additional equity securities.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls may be time consuming, difficult and costly.

Alpine 4's executive officers have limited experience being officers of a public company.   It may be time consuming, difficult and costly for us to continue to implement and update the internal controls and reporting procedures required by Sarbanes-Oxley.  We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures.  If we are unable to comply with Sarbanes-Oxley's internal controls requirements, we may not be able to obtain the independent accountant certifications that Sarbanes-Oxley Act requires publicly traded companies to obtain.

Alpine 4 may issue Preferred Stock with voting and conversion rights that could adversely affect the voting power of the holders of Class A Common Stock.

Pursuant to our Certificate of Incorporation, our Board of Directors may issue Preferred Stock with voting and conversion rights that could adversely affect the voting power of the holders of Class A Common Stock.  In the fourth quarter of 2019, we issued shares of a newly designated Series B Preferred Stock to members of our Board of Directors. The outstanding shares of Series B Preferred Stock have voting rights in the aggregate equal to 200% of the total voting power of our other outstanding securities, giving our Board of Directors control over any matters submitted to the vote of the shareholders of Alpine 4. Any such provision may be deemed to have a potential anti-takeover effect, and the issuance of Preferred Stock in accordance with such provision may delay or prevent a change of control of Alpine 4.  The Board of Directors also may declare a dividend on any outstanding shares of Preferred Stock.

Our common stock may be delisted from The Nasdaq Capital Market, which could negatively impact the price of our common stock and our ability to access the capital markets.

Our common stock is currently listed on The Nasdaq Capital Market. The listing standards of The Nasdaq Capital Market require that a company maintain stockholders’ equity of at least $2.5 million and a minimum bid price subject to specific requirements of $1.00 per share.  Should we fail to comply with the minimum listing standards applicable to issuers listed on The Nasdaq Capital Market, our common stock may be delisted from The Nasdaq Capital Market. If our common stock is delisted, it could reduce the price of our common stock and the levels of liquidity available to our stockholders. In addition, the delisting of our common stock could materially adversely affect our access to the capital markets, and any limitation on liquidity or reduction in the price of our common stock could materially adversely affect our ability to raise capital on terms acceptable to us or at all. Delisting from The Nasdaq Capital Market could also result in other negative implications, including the potential loss of confidence by suppliers, customers and employees, the loss of institutional investor interest and fewer business development opportunities.

Risks Related to the Offering

Historically, our stock price has been volatile, and this is likely to continue; purchasers of our Class A common stock could incur substantial losses as a result.

Historically, the market price of our Class A common stock has fluctuated significantly, and we expect that this will continue. Purchasers of our Class A common stock could incur substantial losses relating to their investment in our stock as a result. Also, the stock market in general has recently experienced volatility that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations could result in fluctuations in the price of our Class A common stock, which could cause purchasers of our Class A common stock to incur substantial losses. The market price for our Class A common stock may be influenced by many factors, including:

-developments in our business or with respect to our projects;

-the success of competitive products or technologies;

-regulatory developments in the United States and foreign countries;

-developments or disputes concerning patents or other proprietary rights;

-the recruitment or departure of key personnel;

-quarterly or annual variations in our financial results or those of companies that are perceived to be similar to us;

-market conditions in the conventional and renewable energy industries and issuance of new or changed securities analysts’ reports or recommendations;

-the failure of securities analysts to cover our Class A common stock or changes in financial estimates by analysts;

-the inability to meet the financial estimates of analysts who follow our Class A common stock;

-investor perception of our company and of our targeted markets; and

-general economic, political and market conditions.

The market valuation of our business may fluctuate due to factors beyond our control and the value of the investment of our stockholders may fluctuate correspondingly.

The market valuation of smaller companies such as us frequently fluctuate due to factors unrelated to the past or present operating performance of such companies. Our market valuation may fluctuate significantly in response to a number of factors, many of which are beyond our control, including:

-Changes in securities analysts’ estimates of our financial performance;

-Fluctuations in stock market prices and volumes, particularly among securities of smaller companies;

-Changes in market valuations of similar companies;

-Announcements by us or our competitors of significant contracts, new technologies, acquisitions, commercial relationships, joint ventures or capital commitments;

-Variations in our quarterly operating results;

-Loss of a major customer of failure to complete significant commercial contracts;

-Loss of a relationship with a partner; and

-Additions or departures of key personnel.

As a result, the value of your investment may fluctuate.

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering and could spend the proceeds in a variety of ways that may ultimately fail to improve our operating results or enhance the value of our Class A common stock. Our failure to apply these funds effectively could have a negative effect on our business and cause the price of our Class A common stock to decline.

A large number of shares may be sold in the market following this offering, which may depress the market price of our Class A common stock.

All of our shares of Class A common stock sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of our shares of Class A common stock may be sold in the public market following this offering, which may cause the market price of our Class A common stock to decline. If there are more shares of Class A common stock offered for sale than buyers are willing to purchase, then the market price of our Class A common stock may decline to a market price at which buyers are willing to purchase the offered shares of Class A common stock and sellers remain willing to sell the shares of Class A common stock.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Placement Agent at any time and from time to time during the term of the sales agreement. The actual number of shares Class A common stock that are sold to or through the Placement Agent on our behalf pursuant to any placement notice we deliver to the Placement Agent will depend on the market price of the Class A common stock during the periods in which sales are made and any restrictions or limitations applicable to such sales, such as a minimum price below which sales may not be made, that we may include in such placement notice or that otherwise apply under the sales agreement. Because the price per share of each share of Class A common stock sold will fluctuate based on the market price of our Class A common stock during the sales period, it is not possible at this stage to predict the number of shares that will ultimately be issued.

You may experience immediate dilution in the book value per share of the Class A common stock you purchase.

Because the price per share of our Class A common stock being offered from time to time may be substantially higher than the book value per share of our Class A common stock at the time of the sale, you may suffer substantial dilution in the net tangible book value of the Class A common stock you purchase in this offering.

An active trading market for our Class A common stock may not be sustained.

Although our Class A common stock is listed on the Nasdaq Capital Market, the market for our shares has demonstrated varying levels of trading activity. Furthermore, the current level of trading may not be sustained in the future. The lack of an active market for our Class A common stock may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire additional intellectual property assets by using our shares as consideration.

We do not anticipate paying dividends on our common stock and, accordingly, stockholders must rely on stock appreciation for any return on their investment.

We have never declared or paid cash dividends on our common stock and do not expect to do so in the foreseeable future. The declaration of dividends is subject to the discretion of our board of directors and limitations under applicable law, and will depend on various factors, including our operating results, financial condition, future prospects and any other factors deemed relevant by our board of directors. You should not rely on an investment in our company if you require dividend income from your investment in our company. The success of your investment will likely depend entirely upon any future appreciation of the market price of our Class A common stock, which is uncertain and unpredictable. There is no guarantee that our Class A common stock will appreciate in value.

We expect that our quarterly results of operations will fluctuate, and this fluctuation could cause our stock price to decline.

Our quarterly operating results are likely to fluctuate in the future. These fluctuations could cause our stock price to decline. The nature of our business involves variable factors, such as the timing of the research, development and regulatory pathways of our product candidates, which could cause our operating results to fluctuate.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

Future sales of substantial amounts of our Class A Common Stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.

We cannot predict the effect, if any, that future issuances or sales of our Class A Common Stock, preferred stock, warrants, or debt securities convertible into or exercisable or exchangeable for Class A Common Stock, including sales of our Class A Common Stock pursuant to the Sales Agreement (the “Sales Agreement”) with Alliance Global Partners/A.G.P., dated March 8, 2022, or the availability of our securities for future issuance or sale, will have on the market price of shares of our Class A Common Stock. Issuances or sales of substantial amounts of our Class A Common Stock, preferred stock, warrants, or debt securities convertible into or exercisable or exchangeable for Class A Common Stock, including sales of our Class A Common Stock pursuant to the Sales Agreement, or the perception that such issuances or sales might occur, could negatively impact the market price of our Class A Common Stock and the terms upon which we may obtain additional equity financing in the future.

It is not possible to predict the actual number of shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of the Sales Agreement. The number of shares that are sold through the sales agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with the sales agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The Class A Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of our Class A Common Stock in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus supplement and the accompanying prospectus for general corporate purposes. General corporate purposes may include costs for research and development, sales and marketing activities, clinical research, funding for the hiring of additional personnel, capital expenditures and the costs of operating as a public company. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Class A common stock, and we do not currently anticipate declaring or paying cash dividends on our Class A common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our Board of Directors may deem relevant.

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this and the November 26, 2021 offering. Our net tangible book value as of September 30, 2021, was approximately $12,939,238 or approximately $0.088 per share of Class A common stock. Net tangible book value per share represents the amount of total tangible assets (total assets less intangible assets) less total liabilities, divided by the number of shares of our common stock outstanding as of September 30, 2021. On November 26, 2021, a stated offering ($3.01 offer price per share) was made that resulted in 8,571,430 additional shares being issued which increased our net tangible book value by $22,189,152 to $35,128,390 or $0.227 per share of Class A common stock.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering. (This offering does not have a stated offer price because it is an at-the-market offering. Accordingly, the closing price of our stock from March 4, 2022, was used for purposes of this computation and discussion. As such, any per share price paid by purchasers that deviates from this stock price used would change the respective calculations.) After giving effect to the sale of 35,211,268 shares of our common stock in this offering (based on an estimated offering price of $1.42 per share, which was the closing price of our common stock on March 4, 2022), but excluding the sales agent discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2021, would have been approximately $85,128,390 or $0.448 per share of Class A common stock. This represents an immediate increase in net tangible book value of $0.221 per share of Class A common stock to our existing stockholders and an immediate decrease in net tangible book value of $0.972 per share of Class A common stock to investors in this offering. The table below illustrates this dilution.

	September 30, 2021	November 26, 2021 Offering	Combined	This Offering*	Adjusted for New Offering	Dilution
Net tangible book value	$12,939,238	$22,189,152	$35,128,390	$50,000,000	$85,128,390

Outstanding shares	146,214,650	8,571,430	154,786,080	35,211,268	189,997,348

Per share	$0.088	$2.589	$0.227	$1.420	$0.448	$0.972

*excludes sales agent discounts and commissions and our estimated offering expenses and estimates a per share offering price of $1.420

The above discussion and table are based on 146,214,650 shares of common stock outstanding as of September 30, 2021, and the November 26, 2021, stated offering of 8,571,430 additional shares of Class A common stock, bringing the total to 154,786,080 shares of Class A common stock, and excludes the following, in each case as of such date:

•1,790,000 shares issuable upon the exercise of outstanding options with a weighted average exercise price of $0.19 and

•416,667 shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $6.60 and

•4,285,715 shares issuable upon the exercise of outstanding warrants (issued in connection with the November 26, 2021 offering) with a weighted average exercise price of $2.80.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized capital stock consists of 225,000,000 shares of which 220,000,000 shares are common stock, par value $0.0001 per share, and 5,000,000 shares are preferred stock, par value of $0.0001 per share.

Common Stock

Pursuant to our amended Certificate of Incorporation, we are authorized to issue three classes of common stock: Class A common stock (195,000,000 shares); Class B common stock (10,000,000 shares); and Class C common stock (15,000,000 shares). The specific rights and preferences are set forth below.

As of March 2, 2022, there were 162,168,219 shares of Class A common stock issued and outstanding; 8,548,088 shares of Class B common stock issued and outstanding; and 12,545,201 shares of Class C common stock issued and outstanding.

Voting Rights

Holders of our Class A, Class B, and Class C common stock will have identical rights, except that holders of our Class A common stock are entitled to one vote per share; holders of our Class B common stock will be entitled to ten (10) votes per share; and holders of our Class C common stock will be entitled to five (5) votes per share. Holders of shares of Class A, Class B, and Class C common stock will vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law. We have not provided for cumulative voting for the election of directors in our certificate of incorporation.

Dividends

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Class A, Class B, and Class C common stock shall be entitled to share equally in any dividends that our board of directors may determine to issue from time to time. In the event a dividend is paid in the form of shares of common stock or rights to acquire shares of common stock, the holders of Class A common stock shall receive Class A common stock, or rights to acquire Class A common stock, as the case may be; the holders of Class B common stock shall receive Class B common stock, or rights to acquire Class B common stock, as the case may be; and the holders of Class C common stock shall receive Class C common stock, or rights to acquire Class C common stock, as the case may be.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, the holders of Class A, Class B, and Class C common stock shall be entitled to share equally all assets remaining after the payment of any liabilities and the liquidation preferences on any outstanding preferred stock.

Conversion

Class A Common

Our Class A common stock is not convertible into any other shares of our capital stock.

Class B Common

Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock shall convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain transfers described in our Certificate of Incorporation.

Once converted into Class A common stock, the Class B common stock will be classified as authorized and unissued, and may be reissued. No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.

The Amendment also provides that shares of Class B common stock, when converted into Class A common stock, will be deemed to be authorized and unissued shares. The prior version of the Company’s Certificate of Incorporation provided that Class B common stock, when converted into Class A common stock, would be retired and could not be reissued. The Amendment will permit the Company to reissue shares of Class B common stock after their conversion.

Class C Common

Each share of Class C common stock is convertible as follows:

-	Between the date of issuance by the Company to the holder (the “Issuance Date”) and the third anniversary of the Issuance Date, the Class C common stock may not be converted into Class A common stock.

-

Beginning on the third anniversary of the Issuance Date (the “Initial Conversion Date”), the shareholder may convert up to 25% of the Class C shares owned by such holder into shares of Class A common stock.

-	Beginning on the fourth anniversary of the Issuance Date, the shareholder may convert up to an additional 25% of the Class C shares owned by such holder into shares of Class A common stock.

-	Beginning on the fifth anniversary of the Issuance Date, the shareholder may convert up to an additional 25% of the Class C shares owned by such holder into shares of Class A common stock.

-	Beginning on the sixth anniversary of the Issuance Date, the shareholder may convert up to an additional 25% of the Class C shares owned by such holder into shares of Class A common stock.

-	The conversion schedule and limitations above are referred to herein as the “Conversion Schedule.

-

As discussed more fully below, any Transfer (as defined in the Amendment) of Class C Common Stock shall result in the Initial Conversion Date being deemed to be reset, and shall be the third anniversary of such Transfer, and the Conversion Schedule shall be reset and calculated from the reset Initial Conversion Date.

Once converted into Class A common stock, the Class C common stock shall not be reissued. No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.

Restrictions on Transfer

Class A Common

There are no restrictions on the transfer of the Class A common stock, other than restrictions required by federal and state securities laws.

Class B Common

Each share of Class B Common Stock shall automatically, without any further action, convert into one (1) fully paid and non-assessable share of Class A Common Stock upon a Transfer (as defined in the Amendment) of such share, other than a Transfer:

-

from a Class B Stockholder to any other Class B Stockholder who is a natural person to certain Permitted Entities, and from any of the Permitted Entities back to such Class B Stockholder and/or any other Permitted Entity established by or for such Class B Stockholder:

	o	Certain trusts;

	o	An Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or certain pensions, profit sharing, stock bonus or other type of plans or trusts;

o

Certain entities, including a corporation over which such Class B Stockholder has voting control; a partnership over which such Class B Stockholder has voting control; a limited liability company over which such Class B Stockholder has voting control;

-

by a Class B Stockholder that is a partnership, or a nominee for a partnership, or a limited liability company, which partnership or limited liability company beneficially held more than five percent (5%) of the total outstanding shares of Class B Common Stock as of the transfer to certain persons listed in the Amendment;

Additionally, each share of Class B Common Stock held of record by a Class B Stockholder who is a natural person, or by such Class B Stockholder’s Permitted Entities, shall automatically, without any further action, convert into one (1) fully paid and non-assessable share of Class A Common Stock upon the death of such Class B Stockholder.

Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided in this section shall be retired and may not be reissued.

Class C Common

Upon the Transfer (as defined in the Amendment) of any share of Class C Common Stock other than a Transfer:

-

from a Class C Stockholder to any other Class C Stockholder who is a natural person to certain Permitted Entities, and from any of the Permitted Entities back to such Class C Stockholder and/or any other Permitted Entity established by or for such Class C Stockholder:

	o	Certain trusts;

	o	An Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or certain pensions, profit sharing, stock bonus or other type of plans or trusts;

o

Certain entities, including a corporation over which such Class C Stockholder has voting control; a partnership over which such Class C Stockholder has voting control; a limited liability company over which such Class C Stockholder has voting control;

-

by a Class C Stockholder that is a partnership, or a nominee for a partnership, or a limited liability company, which partnership or limited liability company beneficially held more than five percent (5%) of the total outstanding shares of Class C Common Stock as of the transfer to certain persons listed in the Amendment;

The Initial Conversion Date shall be deemed to be reset, and shall be the third anniversary of such Transfer, and the Conversion Schedule shall be reset and calculated from the reset Initial Conversion Date.

Additionally, each share of Class C Common Stock held of record by a Class C Stockholder who is a natural person, or by such Class C Stockholder’s Permitted Entities, shall automatically, without any further action, convert into one (1) fully paid and non-assessable share of Class A Common Stock upon the death of such Class C Stockholder.

The transfer agent and registrar for our Class A and Class C common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598, and its telephone number is 212.828.8436.

Preferred Stock

We are authorized by our Certificate of Incorporation to issue one or more series of preferred stock, and our Board of Directors is authorized to determine the rights, preferences, and terms of any such series without being required to seek approval of the shareholders. This is often referred to as having “blank check” preferred stock rights.

As of the date of this Prospectus, we had three series of preferred stock outstanding, our Series B Convertible Preferred Stock (the “Series B Preferred Stock”), our Series C Convertible Preferred Stock (the “Series C Preferred Stock”), and the Series D Convertible Preferred Stock (the “Series D Preferred Stock”).

As of the date of this Prospectus, we had 100 shares of Series B Preferred Stock authorized, of which 5 shares were outstanding; 2,028,572 shares of Series C Preferred Stock authorized of which 0 were outstanding; and 1,628,572 shares of Series D Preferred Stock authorized of which 0 were outstanding.

Series B Preferred Stock

The terms of the Series B Preferred Stock include the following:

-		Number of shares: The Company designated 100 shares of Series B Preferred Stock.

-		The Stated Value of the Series B Preferred Stock is $1.00 per share.

-		No dividends will accrue.

-		Voting Rights

o

If at least one share of Series B Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series B Preferred Stock at any given time, regardless of their number, shall have that number of votes (identical in every other respect to the voting rights of the holders of all classes of Common Stock or series of preferred stock entitled to vote at any regular or special meeting of stockholders) equal to two hundred percent (200%) of the total voting power of all holders of the Company’s common and preferred stock then outstanding, but not including the Series B Preferred Stock.

	o	If more than one share of Series B Preferred Stock is issued and outstanding at any time, then each individual share of Series B Preferred Stock shall have the voting rights equal to:

	◾	Two hundred percent (200%) of the total voting power of all holders of the Company’s common and preferred stock then outstanding, but not including the Series B Preferred Stock

Divided by:

	◾	the number of shares of Series B Preferred Stock issued and outstanding at the time of voting.

-		Liquidation

o

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the Holders of the Series B Preferred Stock are entitled to receive out of the assets of the Company for each share of Series B Preferred Stock then held by the Holder an amount equal to the Stated Value, and all other amounts in respect thereof then due and payable before any distribution or payment shall be made to the holders of any Junior Securities.

-		Conversion: The Series B Preferred Stock shall be convertible into shares of the Company's Class A Common Stock only as follows:

o

In the event that the Holder of Series B Preferred Stock ceases to be a director of the Company, upon such director's resignation or removal from the board by any means, the shares of Series B Preferred Stock held by such resigning or removed director shall convert automatically into that same number of shares of Class A Common Stock (i.e. on a one-for-one share basis).

o

Shares of Series B Preferred Stock converted into Class A Common Stock, canceled, or redeemed, shall be canceled and shall have the status of authorized but unissued shares of undesignated preferred stock.

As of the date of this Prospectus, we had 5 shares of Series B Preferred Stock outstanding, held by the members of our Board of Directors.

Series C Preferred Stock

The terms of the Series C Preferred Stock include the following:

-Number of shares: The Company designated 2,028,572 shares of Series C Preferred Stock.

-The Stated Value of the Series C Preferred Stock is $3.50 per share.

-No dividends will accrue on the Series C Preferred Stock.  If dividends are declared on the Company’s Class A, Class B, or Class C Common Stock, the holders of the Series C Preferred Stock will participate in such dividends on a per share basis, pari passu with the Classes of Common Stock.

-Voting Rights

oThe Series C Preferred Stock will vote together with the Class A Common Stock on a one-vote-for-one-Preferred-share basis.

oAs long as any shares of Series C Preferred Stock are outstanding, the Company may not, without the affirmative vote or written consent of the holders of a majority of the then outstanding shares of the Series C Preferred Stock, (a) alter or change the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Certificate of Designation, (b) amend its Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series C Preferred Stock, or (c) enter into any agreement or arrangement with respect to any of the foregoing.

-Liquidation

oUpon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of the Series C Preferred Stock shall participate on a per share basis with the holders of the Class A, Class B, and Class C Common Stock of the Company, and shall be entitled to share equally, on a per share basis, all assets of the Company of whatever kind available for distribution to the holders of all classes of the Common Stock. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record holder of Series C Preferred Stock.

-Conversion: The Series C Preferred Stock shall be convertible automatically into shares of the Company's Class A Common Stock (the “Automatic Conversion”) as follows:

oEach share of Series C Preferred Stock will automatically convert into shares of the Company’s Class A Common  Stock on the earlier to occur of (a) the fifth day after the twenty-four month anniversary of the original issue date or (b) the fifth day after the date on which the Company’s Class A Common Stock first trades on a national securities exchange (including but not limited to NASDAQ, NYSE, or NYSE American but excluding OTCQX Market) (such date, the “Automatic Conversion Date”).

oThe number of shares of the Company’s Class A Common Stock into which the Series C Preferred Stock shall be converted shall be determined by multiplying the number of shares of Series C Preferred Stock to be converted by the $3.50 stated value, and then dividing that product by the Conversion Price. The Conversion Price shall be equal to the Variable Weighted Average Price (“VWAP”) of the five Trading Days prior to the Automatic Conversion Date. “VWAP” shall be defined as the volume weighted average price of the Company’s Class A

Common Stock on the OTC Markets or other stock exchange or trading medium where such shares are traded as reported by Bloomberg, L.P. using the VWAP function. If for any reason, VWAP cannot be thus determined, “VWAP” shall mean the average closing or last sale prices over the five Trading Days prior to the Automatic Conversion Date of the Company’s Class A Common Stock on the OTC Markets or such other exchange or trading medium.

-Restrictions on Resales of Class C Common Stock

oThe sale of shares of the Company’s Class A Common Stock issued at the time of conversion by any holder into the market or to any private purchaser shall be limited to not more than twenty-five percent (25%) of all conversion shares received by such holder at the time of the automatic conversion in any given 120-day period.

-Company Redemption Rights

oAt any time on or prior to the Automatic Conversion Date, the Company shall have the right to redeem all (but not less than all) shares of the Series C Preferred Stock issued and outstanding at any time after the original issue date,  upon three (3) business days’ notice, at a redemption price per share of Series C Preferred Stock then issued and outstanding (the “Corporation Redemption Price”), equal to the stated value of $3.50 per share.

As of the date of this Prospectus, there were no shares of our Series C Preferred Stock outstanding.

Series D Preferred Stock

The terms of the Series D Preferred Stock include the following:

-Number of shares: The Company designated 1,628,572 shares of Series D Preferred Stock.

-The Stated Value of the Series D Preferred Stock is $3.50 per share.

-No dividends will accrue on the Series D Preferred Stock.  If dividends are declared on the Company’s Class A, Class B, or Class C Common Stock, the holders of the Series D Preferred Stock will participate in such dividends on a per share basis, pari passu with the Classes of Common Stock.

-Voting Rights

oThe Series D Preferred Stock will vote together with the Class A Common Stock on a one-vote-for-one-Preferred-share basis.

oAs long as any shares of Series D Preferred Stock are outstanding, the Company may not, without the affirmative vote or written consent of the holders of a majority of the then outstanding shares of the Series D Preferred Stock, (a) alter or change the powers, preferences or rights given to the Series D Preferred Stock or alter or amend the Certificate of Designation, (b) amend its Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series D Preferred Stock, or (c) enter into any agreement or arrangement with respect to any of the foregoing.

-Liquidation

oUpon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of the Series D Preferred Stock shall participate on a per share basis with the holders of the Class A, Class B, and Class C Common Stock of the Company, and shall be entitled to share equally, on a per share basis, all assets of the Company of whatever kind available for distribution to the holders of all classes of the Common Stock. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record holder of Series D Preferred Stock.

-Conversion: The Series D Preferred Stock shall be convertible automatically into shares of the Company's Class A Common Stock (the “Automatic Conversion”) as follows:

oEach share of Series D Preferred Stock will automatically convert into shares of the Company’s Class A Common  Stock on the earlier to occur of (a) the fifth day after the twenty-four month anniversary of the original issue date or (b) the fifth day after the date on which the Company’s

Class A Common Stock first trades on a national securities exchange (including but not limited to NASDAQ, NYSE, or NYSE American but excluding OTCQX Market) (such date, the “Automatic Conversion Date”).

oThe number of shares of the Company’s Class A Common Stock into which the Series D Preferred Stock shall be converted shall be determined by multiplying the number of shares of Series D Preferred Stock to be converted by the $3.50 stated value, and then dividing that product by the Conversion Price. The Conversion Price shall be equal to the Variable Weighted Average Price (“VWAP”) of the five Trading Days prior to the Automatic Conversion Date. “VWAP” shall be defined as the volume weighted average price of the Company’s Class A Common Stock on the OTC Markets or other stock exchange or trading medium where such shares are traded as reported by Bloomberg, L.P. using the VWAP function. If for any reason, VWAP cannot be thus determined, “VWAP” shall mean the average closing or last sale prices over the five Trading Days prior to the Automatic Conversion Date of the Company’s Class A Common Stock on the OTC Markets or such other exchange or trading medium.

-Restrictions on Resales of Class A Common Stock

oThe sale of shares of the Company’s Class A Common Stock issued at the time of conversion by any holder into the market or to any private purchaser shall be limited to not more than twenty-five percent (25%) of all conversion shares received by such holder at the time of the automatic conversion in any given 90-day period.

-Company Redemption Rights

oAt any time on or prior to the Automatic Conversion Date, the Company shall have the right to redeem all (but not less than all) shares of the Series D Preferred Stock issued and outstanding at any time after the original issue date,  upon three (3) business days’ notice, at a redemption price per share of Series D Preferred Stock then issued and outstanding (the “Corporation Redemption Price”), equal to the stated value of $3.50 per share.

-Registration Rights

oThe shares issued on conversion of the Series D Preferred Stock have piggyback registration rights beginning on that date which his six months after the date on which the Company’s Class A Common Stock trades on a national securities exchange, and are subject to standard underwriter holdback limitations.

As of the date of this Prospectus, there were no shares of our Series D Preferred Stock outstanding.

Anti-Takeover Provisions of Our Charter Documents and Delaware Law

Some provisions of our Charter, our Bylaws and Delaware law could make it more difficult to acquire our company by means of a tender offer, a proxy contest, or otherwise.

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, for a proposal to be timely submitted for consideration at an annual meeting, notice must be delivered to our secretary not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed.

Our Charter and Bylaws both provide that vacancies on our board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified. Accordingly, the board of directors could prevent any stockholder from filling the new directorships with such stockholder’s own nominee.

Additionally, as noted, our Charter provides our Board with “blank check” preferred stock authority, by which means the Board of Directors may designate a new series of preferred stock, and determine the rights and preferences, including voting rights, without the need to seek approval from our shareholders.

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law which contains anti-takeover provisions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale or another transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions that are not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

No Cumulative Voting

Under Delaware law, cumulative voting for the election of directors is not permitted unless a corporation’s certificate of incorporation authorizes cumulative voting. Our Charter does not provide for cumulative voting in the election of directors. Cumulative voting allows a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on our board of directors. Without cumulative voting, a minority stockholder will not be able to gain as many seats on our board of directors based on the number of shares of our stock the stockholder holds as compared to the number of seats the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.

Stockholder Action by Written Consent

Delaware law generally provides that the affirmative vote of a majority of the shares entitled to vote on such matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws requires a greater percentage. Our Charter permits our board of directors to amend or repeal most provisions of our Bylaws by majority vote. Generally, our Charter may be amended by holders of a majority of the voting power of the then outstanding shares of our capital stock entitled to vote. The stockholder vote or consent with respect to an amendment of our Charter or Bylaws would be in addition to any separate class vote that might in the future be required under the terms of any series of preferred stock that might be outstanding at the time such a proposed amendment were submitted to stockholders. Delaware law and the provisions of our Bylaws generally permit stockholders owning the requisite percentage of shares of common stock necessary to approve an amendment to our Charter and Bylaws to act by written consent in lieu of a meeting of our stockholders.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws provide indemnification, including advancement of expenses, to the fullest extent permitted under applicable law to any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director or officer of the company, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. In addition, our Charter provides that our directors will not be personally liable to us or our stockholders for monetary damages for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our shareholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors. This provision does not limit or eliminate our rights or the rights of any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. In addition, this provision does not limit the directors’ responsibilities under Delaware law or any other laws, such as the federal securities laws. We have obtained insurance that insures our directors and officers against certain losses, and which insures us against our obligations to indemnify the directors and officers. We also have entered into indemnification agreements with our directors and executive officers.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A and Class C common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598, and its telephone number is 212.828.8436.

Our Class A common stock is traded on the Nasdaq Capital Market under the symbol “ALPP.”

PLAN OF DISTRIBUTION

We have entered into a sales agreement with A.G.P./Alliance Global Partners (the “Placement Agent”) under which we may offer and sell up to $50,000,000 of shares of our Class A Common Stock (the “Common Stock”) from time to time through or to the Placement Agent, acting as agent or principal. Sales of shares of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including sales made directly on the Nasdaq Stock Market, on any other existing trading market for our Common Stock or to or through a market maker.

Each time that we wish to issue and sell shares of our Common Stock under the sales agreement, we will provide the Placement Agent with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of shares of Common Stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, the Placement Agent, acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market, to sell shares of our Common Stock under the terms and subject to the conditions of the placement notice and the sales agreement. We or the Placement Agent may suspend the offering of Common Stock pursuant to a placement notice upon notice and subject to other conditions.

Under the terms of the sales agreement, we may also sell our Common Stock to the Placement Agent, as principal for its own accounts, at a price negotiated at the time of sale. If we sell shares to the Placement Agent in this manner, we will enter into a separate agreement setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

We will pay the Placement Agent commissions for its services in acting as agent in the sale of our Common Stock at a commission rate equal to 3.0% of the gross sale price per share sold. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Placement Agent under the sales agreement, will be approximately $100,000. We have also agreed to reimburse the Placement Agent their reasonable out-of-pocket expenses, including attorney’s fees, in an amount not to exceed $45,000.

Settlement for sales of Common Stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Placement Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the Common Stock on our behalf, the Placement Agent will be deemed to be an underwriter within the meaning of the Securities Act, and the compensation of the Placement Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the distribution agent against certain civil liabilities, including liabilities under the Securities Act.

The offering pursuant to the sales agreement will terminate upon the earlier of (1) the issuance and sale of all shares of our Common Stock subject to the sales agreement; and (2) the termination of the sales agreement as permitted therein.

The Placement Agent and their affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Placement Agent will not engage in any market making activities involving our Common Stock while the offering is ongoing under this prospectus supplement and the accompanying prospectus. This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed with the SEC and is incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

Principal Market

Our Class A common stock is traded on the Nasdaq Capital Market under the symbol “ALPP.”

LEGAL MATTERS

The legal validity of the securities offered by this prospectus will be passed upon for us by Kirton McConkie, P.C., Salt Lake City, Utah.  Thompson Hine LLP is counsel to the Placement Agent in connection with this offering.

EXPERTS

The audited financial statements as of and for the years ended December 31, 2020 and 2019, appearing in this prospectus and the registration statement, have been audited by MaloneBailey, LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have previously been filed by us with the SEC under the Exchange Act, are incorporated herein by reference:

-our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on April 15, 2021;

-our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 17, 2021;

-our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 16, 2021;

-our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 4, 2021;

-our Current Reports on Form 8-K, filed with the SEC on January 4, 2021, February 8, 2021, February 9, 2021, February 12, 2021 (each filing), March 2, 2021, March 4, 2021, March 26, 2021, May 4, 2021; May 10, 2021; May 21, 2021; May 24, 2021; July 7, 2021; July 20, 2021; October 14, 2021; October 15, 2021; October 25, 2021; November 8, 2021; November 24, 2021; December 3, 2021; December 15, 2021; January 13, 2022; January 28, 2022; February 4, 2022; and February 22, 2022 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K);

-the description of our Class A common stock set forth in our registration statement on Form S-1, February 18, 2020, (File No. 333-236474) and in any and all subsequent amendments and reports filed for the purpose of updating that description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of the initial registration statement of which this prospectus forms a part and until the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, by writing or telephoning us at the following address:

ALPINE 4 HOLDINGS, INC.
2525 E Arizona Biltmore Circle Suite C237

Phoenix, AZ 85016
Attention: Director, Investor Relations
480-702-2431

WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms a part of a registration statement on Form S-3 we filed with the SEC. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and our securities, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act, as well as our proxy statement, annual, quarterly and other reports and other information we file with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information regarding companies that file electronically with the SEC. We maintain a website on the Internet at alpine4.com. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website. Information on the SEC website, our website or any other website is not incorporated by reference in this prospectus and does not constitute part of this prospectus.

PROSPECTUS

Up to $170,000,000

Shares of Class A Common Stock

Preferred Stock

Warrants

Subscription Rights

Purchase Contracts

Units

We may offer from time to time shares of our Class A Common Stock, shares of our preferred stock, warrants, subscription rights, purchase contracts, and units.

The aggregate initial offering price of the securities that we offer will not exceed $170,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

Our Class A common stock is quoted on the Nasdaq Capital Markets under the symbol “ALPP.” The last reported sale price of our Class A common stock on January 27, 2021, was $3.88 per share.

We will provide the specific terms of the offering in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.

Investing in our securities involves significant risks that are described in the “Risk Factors” section beginning on page 9 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 10, 2021.

I

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $170,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the Commission, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents By Reference” and the additional information described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been No change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the Commission that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the Commission. The registration statement and other reports can be read at the Commission website or at the Commission offices mentioned under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

ALPINE 4 TECHNOLOGIES LTD.

Our Company

Company Background and History

We were incorporated under the laws of the State of Delaware on April 22, 2014.  We are a publicly traded conglomerate that is acquiring businesses that fit into our disruptive DSF business model of Drivers, Stabilizers, and Facilitators.   At Alpine 4, we understand the nature of how technology and innovation can accentuate a business.  Our focus is on how the adaptation of new technologies even in brick and mortar businesses can drive innovation.   We also believe that our holdings should benefit synergistically from each other and that the ability to have collaboration across varying industries can spawn new ideas and create fertile ground for competitive advantages.  This unique perspective has culminated in the development of our Blockchain-enabled Enterprise Business Operating System called SPECTRUMebos.

As of the date of this Prospectus, the Company was a holding company that owned ten operating subsidiaries:

-A4 Corporate Services, LLC;

-Quality Circuit Assembly, Inc.;

-aMorris Sheet Metal, Corp;

-JTD Spiral, Inc.;

-Deluxe Sheet Metal, Inc.;

-Excel Construction Services, LLC;

-SPECTRUMebos, Inc.;

-Impossible Aerospace, Inc.; and

-Vayu (US), Inc.

In the first quarter of 2020, we also created three additional subsidiaries to act as silo holding companies, organized by industries.  These silo subsidiaries are A4 Construction Services, Inc. (“A4 Construction”), A4 Manufacturing, Inc. (“A4 Manufacturing”), and A4 Technologies, Inc. (“A4 Technologies”). All three are Delaware corporations. Each is authorized to issue 1,500 shares of common stock with a par value of $0.01 per share, and the Company is the sole shareholder of each of these three subsidiaries.

Alpine 4 maintains our corporate office located at 2525 E. Arizona Biltmore Circle, Suite C237, Phoenix, Arizona 85016. ALTIA works out of the headquarters offices.  QCA rents a location at 1709 Junction Court #380 San Jose, California 95112.  Deluxe Sheet Metal’s facilities are located at 6661 Lonewolf Dr, South Bend, Indiana 46628. Morris Sheet Metal and JTD Spiral are located at 6212 Highview Dr, Fort Wayne, Indiana 46818. Excel Construction Services’ office and fabrication space are located at 297 Wycoff Cir, Twin Falls, Idaho 83301. Impossible Aerospace’s headquarters are located at 2222 Ronald St, Santa Clara, California 95050.  Vayu (US) has its headquarters at 326 W Liberty St, Ann Arbor, Michigan 48103.

Who We Are

Alexander Hamilton, in his “Federalist paper #11,” said that our adventurous spirit distinguishes the commercial character of America.  Hamilton knew that our freedom to be creative gave American businesses a competitive advantage over the rest of the world.   We believe that Alpine 4 also exemplifies this spirit in our subsidiaries and that our greatest competitive advantage is our highly diverse business structure combined with a culture of collaboration.

It is our mandate to grow Alpine 4 into a leading, multi-faceted holding company with diverse subsidiary holdings with products and services that not only benefit from one another as a whole, but also have the benefit of independence.  This type of corporate structure is about having our subsidiaries prosper through strong onsite leadership while working synergistically with other Alpine 4 holdings.  The essence of our business model is based around acquiring business-to-business (B2B) companies in a broad spectrum of industries via our acquisition strategy of DSF (Drivers, Stabilizer, Facilitator).  Our DSF business model (which is discussed more below) offers the Company an opportunity to own small-cap businesses that hold defensible positions in their individual market space.  Further, Alpine 4’s greatest opportunity for growth exists in the smaller to middle-market operating companies with revenues between $5 to $150 million annually.  In this target-rich environment, businesses generally sell at more reasonable multiples, presenting greater opportunities for operational and strategic improvements that have greater potential to enhance profit.

Driver, Stabilizer, Facilitator (DSF)

Driver:  A Driver is a company that is in an emerging market or technology, that has enormous upside potential for revenue and profits, with a significant market opportunity to access.  These types of acquisitions are typically small, brand new companies that need a structure to support their growth.

Stabilizer:  Stabilizers are companies that have sticky customers, consistent revenue and provide solid net profit returns to Alpine 4.

Facilitators:  Facilitators are our “secret sauce.”  Facilitators are companies that provide a product or service that an Alpine 4 sister company can use as leverage to create a competitive advantage.

Our DSF Strategy is discussed in more detail below in the section entitled “Business.”

Recent Developments

As of the filing of the Registration Statement of which this Prospectus is a part, our authorized capital stock consisted of 155,000,000 shares of which 150,000,000 shares are common stock, par value $0.0001 per share, and 5,000,000 shares are preferred stock, par value of $0.0001 per share.

Pursuant to our amended Certificate of Incorporation, we are authorized to issue three classes of common stock: Class A common stock (125,000,000 shares); Class B common stock (10,000,000 shares); and Class C common stock (15,000,000 shares).  As of the date of this Prospectus, we had 127,987,222 shares of Class A common stock outstanding; 9,023,088 shares of Class B common stock issued and outstanding; and 14,572,267 shares of Class C common stock issued and outstanding. (Additional information relating to the Classes of Common Stock, as well as our Preferred Stock, including the number of shares of each series of Preferred Stock as of the date of this Prospectus, may be found below in the section “Description of Capital Stock.”)

Our Board of Directors has approved alternate amendments to our Certificate of Incorporation to either (i) increase the number of authorized shares of our Class A common stock from 125,000,000 to 195,000,000; or (ii) to effectuate a reverse stock split of our Class A, Class B, and Class C common stock at a ratio of not less than 1-for-1.5 and not greater than 1-for-2, such ratio to be determined by the Company’s Board of Directors. Assuming both of these alternatives are approved by our shareholders at the meeting, the Board intends to select one of the alternative amendments, but not both. Either will result in our having additional shares of our Class A common stock available for issuance.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

-	the impact of the COVID-19 pandemic on our business, operations, customers, suppliers and manufacturers;
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our lack of revenues, history of operating losses, bankruptcy, limited cash reserves and ability to obtain other capital to develop and implement our business strategies and grow our business, and continue as a going concern;

-	our ability to execute our strategy and business plan regarding growth, acquisitions, and focusing on our strategy of Drivers, Stabilizers, and Facilitators;

-	the success, progress, timing and costs of our efforts to evaluate or consummate various strategic acquisitions, collaborations, and other alternatives if in the best interests of our stockholders;

-	our ability to timely source adequate supply of our development products from third-party manufacturers on which we depend;

-	the potential, if any, for future development of any of our present or future products;

-	our ability to identify and develop additional uses for our products;

-	our ability to attain market exclusivity and/or to protect our intellectual property and to operate our business without infringing on the intellectual property rights of others;

-

the ability of our Board of Directors to influence control over all matters put to a vote of our stockholders, including elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction;

-	the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing; and
-	our ability to protect our intellectual property portfolio.

In some cases, you can identify these statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes. These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. We discuss many of the risks associated with the forward-looking statements in this prospectus in greater detail under the heading “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should carefully read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

Except as required by law, we expressly disclaim any obligation or intention to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events or otherwise.

Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date on which it is made. We expressly disclaim any obligation or intention to publicly update any forward-looking statement, whether written or oral that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by applicable law.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms a part of a registration statement on Form S-3 we filed with the SEC. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and our securities, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act, as well as our proxy statement, annual, quarterly and other reports and other information we file with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information regarding companies that file electronically with the SEC. We maintain a website on the Internet at alpine4.com. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website. Information on the SEC website, our website or any other website is not incorporated by reference in this prospectus and does not constitute part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have previously been filed by us with the SEC under the Exchange Act, are incorporated herein by reference:

-our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on June 1, 2020;

-our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on July 6, 2020;

-our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 14, 2020;

-our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 16, 2020;

-our Current Reports on Form 8-K, filed with the SEC on January 3, 2020; January 23, 2020; January 30, 2020; February 24, 2020; March 27, 2020; April 4, 2020; April 8, 2020; May 1, 2020; May 13, 2020; June 1, 2020; July 8, 2020; August 14, 2020; November 17, 2020; December 2, 2020; December 9, 2020; December 15, 2020; and January 4, 2021 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K);

-our Preliminary and Definitive Proxy Statements on Schedule 14A, filed with the SEC on December 30, 2020, and January 15, 2021; and

-the description of our Class A common stock set forth in our registration statement on Form S-1, February 18, 2020, (File No. 333-236474) and in any and all subsequent amendments and reports filed for the purpose of updating that description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of the initial registration statement of which this prospectus forms a part and until the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, by writing or telephoning us at the following address:

ALPINE 4 HOLDINGS, INC.
2525 E Arizona Biltmore Circle Suite C237

Phoenix, AZ 85016
Attention: Director, Investor Relations
480-702-2431

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, June 30, and September 30, 2020, and our subsequent Commission filings, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement or any pricing supplement, we will use the net proceeds from the sale of the securities offered by us to build additional products and solutions to meet market demand, further advance the development of new products and solutions, engage in corporate development and merger and acquisition activities, for working capital needs, capital expenditures, repayment or refinancing of indebtedness, acquisitions, repurchases and redemptions of securities, and for other general corporate purposes. The amounts and timing of these expenditures will depend on a number of factors, such as the timing, scope, progress and results of our sales, research and development efforts, the timing and progress of any partnering efforts, and the regulatory and competitive environment. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

DILUTION

Our net tangible book value at September 30, 2020, was approximately ($18,891,199), or approximately ($0.141) per share of common stock. Net tangible book value per share of common stock is determined by dividing our tangible net worth, which is tangible assets less liabilities, by the total number of shares of our common stock outstanding. If we offer shares of our common stock, purchasers of our common stock in that offering may experience immediate dilution in net tangible book value per share. The prospectus supplement relating to an offering of shares of our common stock will set forth the information regarding any dilutive effect of that offering.

DESCRIPTION OF CAPITAL STOCK

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation and bylaws. You should read our certificate of incorporation and bylaws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference herein. Please read “Where You Can Find More Information.”

Authorized Capital Stock

Our authorized capital stock consists of 155,000,000 shares of which 150,000,000 shares are common stock, par value $0.0001 per share, and 5,000,000 shares are preferred stock, par value of $0.0001 per share.

Common Stock

Pursuant to our amended Certificate of Incorporation, we are authorized to issue three classes of common stock: Class A common stock (125,000,000 shares); Class B common stock (10,000,000 shares); and Class C common stock (15,000,000 shares). The specific rights and preferences are set forth below.

As of the date of this Prospectus, we had 127,987,222 shares of Class A common stock outstanding; 9,023,088 shares of Class B common stock issued and outstanding; and 14,572,267 shares of Class C common stock issued and outstanding.

Voting Rights

Holders of our Class A, Class B, and Class C common stock will have identical rights, except that holders of our Class A common stock are entitled to one vote per share; holders of our Class B common stock will be entitled to ten (10) votes per share; and holders of our Class C common stock will be entitled to five (5) votes per share. Holders of shares of Class A, Class B, and Class C common stock will vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law. We have not provided for cumulative voting for the election of directors in our certificate of incorporation.

Dividends

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Class A, Class B, and Class C common stock shall be entitled to share equally in any dividends that our board of directors may determine to issue from time to time. In the event a dividend is paid in the form of shares of common stock or rights to acquire shares of common stock, the holders of Class A common stock shall receive Class A common stock, or rights to acquire Class A common stock, as the case may be; the holders of Class B common stock shall receive Class B common stock, or rights to acquire Class B common stock, as the case may be; and the holders of Class C common stock shall receive Class C common stock, or rights to acquire Class C common stock, as the case may be.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, the holders of Class A, Class B, and Class C common stock shall be entitled to share equally all assets remaining after the payment of any liabilities and the liquidation preferences on any outstanding preferred stock.

Conversion

Class A Common

Our Class A common stock is not convertible into any other shares of our capital stock.

Class B Common

Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock shall convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain transfers described in our Certificate of Incorporation.

Once converted into Class A common stock, the Class B common stock will be classified as authorized and unissued, and may be reissued. No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.

The Amendment also provides that shares of Class B common stock, when converted into Class A common stock, will be deemed to be authorized and unissued shares. The prior version of the Company’s Certificate of Incorporation provided that Class B common stock, when converted into Class A common stock, would be retired and could not be reissued. The Amendment will permit the Company to reissue shares of Class B common stock after their conversion.

Class C Common

Each share of Class C common stock is convertible as follows:

-	Between the date of issuance by the Company to the holder (the “Issuance Date”) and the third anniversary of the Issuance Date, the Class C common stock may not be converted into Class A common stock.

-

Beginning on the third anniversary of the Issuance Date (the “Initial Conversion Date”), the shareholder may convert up to 25% of the Class C shares owned by such holder into shares of Class A common stock.

-	Beginning on the fourth anniversary of the Issuance Date, the shareholder may convert up to an additional 25% of the Class C shares owned by such holder into shares of Class A common stock.

-	Beginning on the fifth anniversary of the Issuance Date, the shareholder may convert up to an additional 25% of the Class C shares owned by such holder into shares of Class A common stock.

-	Beginning on the sixth anniversary of the Issuance Date, the shareholder may convert up to an additional 25% of the Class C shares owned by such holder into shares of Class A common stock.

-	The conversion schedule and limitations above are referred to herein as the “Conversion Schedule.

-

As discussed more fully below, any Transfer (as defined in the Amendment) of Class C Common Stock shall result in the Initial Conversion Date being deemed to be reset, and shall be the third anniversary of such Transfer, and the Conversion Schedule shall be reset and calculated from the reset Initial Conversion Date.

Once converted into Class A common stock, the Class C common stock shall not be reissued. No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.

Restrictions on Transfer

Class A Common

There are no restrictions on the transfer of the Class A common stock, other than restrictions required by federal and state securities laws.

Class B Common

Each share of Class B Common Stock shall automatically, without any further action, convert into one (1) fully paid and non-assessable share of Class A Common Stock upon a Transfer (as defined in the Amendment) of such share, other than a Transfer:

-

from a Class B Stockholder to any other Class B Stockholder who is a natural person to certain Permitted Entities, and from any of the Permitted Entities back to such Class B Stockholder and/or any other Permitted Entity established by or for such Class B Stockholder:

	o	Certain trusts;

	o	An Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or certain pensions, profit sharing, stock bonus or other type of plans or trusts;

o

Certain entities, including a corporation over which such Class B Stockholder has voting control; a partnership over which such Class B Stockholder has voting control; a limited liability company over which such Class B Stockholder has voting control;

-

by a Class B Stockholder that is a partnership, or a nominee for a partnership, or a limited liability company, which partnership or limited liability company beneficially held more than five percent (5%) of the total outstanding shares of Class B Common Stock as of the transfer to certain persons listed in the Amendment;

Additionally, each share of Class B Common Stock held of record by a Class B Stockholder who is a natural person, or by such Class B Stockholder’s Permitted Entities, shall automatically, without any further action, convert into one (1) fully paid and non-assessable share of Class A Common Stock upon the death of such Class B Stockholder.

Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided in this section shall be retired and may not be reissued.

Class C Common

Upon the Transfer (as defined in the Amendment) of any share of Class C Common Stock other than a Transfer:

-

from a Class C Stockholder to any other Class C Stockholder who is a natural person to certain Permitted Entities, and from any of the Permitted Entities back to such Class C Stockholder and/or any other Permitted Entity established by or for such Class C Stockholder:

	o	Certain trusts;

	o	An Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or certain pensions, profit sharing, stock bonus or other type of plans or trusts;

o

Certain entities, including a corporation over which such Class C Stockholder has voting control; a partnership over which such Class C Stockholder has voting control; a limited liability company over which such Class C Stockholder has voting control;

-

by a Class C Stockholder that is a partnership, or a nominee for a partnership, or a limited liability company, which partnership or limited liability company beneficially held more than five percent (5%) of the total outstanding shares of Class C Common Stock as of the transfer to certain persons listed in the Amendment;

the Initial Conversion Date shall be deemed to be reset, and shall be the third anniversary of such Transfer, and the Conversion Schedule shall be reset and calculated from the reset Initial Conversion Date.

Additionally, each share of Class C Common Stock held of record by a Class C Stockholder who is a natural person, or by such Class C Stockholder’s Permitted Entities, shall automatically, without any further action, convert into one

(1) fully paid and non-assessable share of Class A Common Stock upon the death of such Class C Stockholder.

The transfer agent and registrar for our Class A and Class C common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598, and its telephone number is 212.828.8436.

Preferred Stock

We are authorized by our Certificate of Incorporation to issue one or more series of preferred stock, and our Board of Directors is authorized to determine the rights, preferences, and terms of any such series without being required to seek approval of the shareholders. This is often referred to as having “blank check” preferred stock rights.

As of the date of this Prospectus, we had three series of preferred stock outstanding, our Series B Convertible Preferred Stock (the “Series B Preferred Stock”), our Series C Convertible Preferred Stock (the “Series C Preferred Stock”), and the Series D Convertible Preferred Stock (the “Series D Preferred Stock”).

As of the date of this Prospectus, we had 100 shares of Series B Preferred Stock authorized, of which 5 shares were outstanding; 2,028,572 shares of Series C Preferred Stock authorized of which 1,714,286 were outstanding; and 1,628,572 shares of Series D Preferred Stock authorized of which 1,428,570 were outstanding.

Series B Preferred Stock

The terms of the Series B Preferred Stock include the following:

-		Number of shares: The Company designated 100 shares of Series B Preferred Stock.

-		The Stated Value of the Series B Preferred Stock is $1.00 per share.

-		No dividends will accrue.

-		Voting Rights

o

If at least one share of Series B Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series B Preferred Stock at any given time, regardless of their number, shall have that number of votes (identical in every other respect to the voting rights of the holders of all classes of Common Stock or series of preferred stock entitled to vote at any regular or special meeting of stockholders) equal to two hundred percent (200%) of the total voting power of all holders of the Company’s common and preferred stock then outstanding, but not including the Series B Preferred Stock.

	o	If more than one share of Series B Preferred Stock is issued and outstanding at any time, then each individual share of Series B Preferred Stock shall have the voting rights equal to:

	◾	Two hundred percent (200%) of the total voting power of all holders of the Company’s common and preferred stock then outstanding, but not including the Series B Preferred Stock

Divided by:

	◾	the number of shares of Series B Preferred Stock issued and outstanding at the time of voting.

-		Liquidation

o

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the Holders of the Series B Preferred Stock are entitled to receive out of the assets of the Company for each share of Series B Preferred Stock then held by the Holder an amount equal to the Stated Value, and all other amounts in respect thereof then due and payable before any distribution or payment shall be made to the holders of any Junior Securities.

-		Conversion: The Series B Preferred Stock shall be convertible into shares of the Company's Class A Common Stock only as follows:

o

In the event that the Holder of Series B Preferred Stock ceases to be a director of the Company, upon such director's resignation or removal from the board by any means, the shares of Series B Preferred Stock held by such resigning or removed director shall convert automatically into that same number of shares of Class A Common Stock (i.e. on a one-for-one share basis).

o

Shares of Series B Preferred Stock converted into Class A Common Stock, canceled, or redeemed, shall be canceled and shall have the status of authorized but unissued shares of undesignated preferred stock.

As of the date of this Prospectus, we had 5 shares of Series B Preferred Stock outstanding, held by the members of our Board of Directors.

Series C Preferred Stock

The terms of the Series C Preferred Stock include the following:

-Number of shares: The Company designated 2,028,572 shares of Series C Preferred Stock.

-The Stated Value of the Series C Preferred Stock is $3.50 per share.

-No dividends will accrue on the Series C Preferred Stock.  If dividends are declared on the Company’s Class A, Class B, or Class C Common Stock, the holders of the Series C Preferred Stock will participate in such dividends on a per share basis, pari passu with the Classes of Common Stock.

-Voting Rights

oThe Series C Preferred Stock will vote together with the Class A Common Stock on a one-vote-for-one-Preferred-share basis.

oAs long as any shares of Series C Preferred Stock are outstanding, the Company may not, without the affirmative vote or written consent of the holders of a majority of the then outstanding shares of the Series C Preferred Stock, (a) alter or change the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Certificate of Designation, (b) amend its Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series C Preferred Stock, or (c) enter into any agreement or arrangement with respect to any of the foregoing.

-Liquidation

oUpon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of the Series C Preferred Stock shall participate on a per share basis with the holders of the Class A, Class B, and Class C Common Stock of the Company, and shall be entitled to share equally, on a per share basis, all assets of the Company of whatever kind available for distribution to the holders of all classes of the Common Stock. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record holder of Series C Preferred Stock.

-Conversion: The Series C Preferred Stock shall be convertible automatically into shares of the Company's Class A Common Stock (the “Automatic Conversion”) as follows:

oEach share of Series C Preferred Stock will automatically convert into shares of the Company’s Class A Common  Stock on the earlier to occur of (a) the fifth day after the twenty-four month anniversary of the original issue date or (b) the fifth day after the date on which the Company’s Class A Common Stock first trades on a national securities exchange (including but not limited to NASDAQ, NYSE, or NYSE American but excluding OTCQX Market) (such date, the “Automatic Conversion Date”).

oThe number of shares of the Company’s Class A Common Stock into which the Series C Preferred Stock shall be converted shall be determined by multiplying the number of shares of Series C Preferred Stock to be converted by the $3.50 stated value, and then dividing that product by the Conversion Price. The Conversion Price shall be equal to the Variable Weighted

Average Price (“VWAP”) of the five Trading Days prior to the Automatic Conversion Date. “VWAP” shall be defined as the volume weighted average price of the Company’s Class A Common Stock on the OTC Markets or other stock exchange or trading medium where such shares are traded as reported by Bloomberg, L.P. using the VWAP function. If for any reason, VWAP cannot be thus determined, “VWAP” shall mean the average closing or last sale prices over the five Trading Days prior to the Automatic Conversion Date of the Company’s Class A Common Stock on the OTC Markets or such other exchange or trading medium.

-Restrictions on Resales of Class C Common Stock

oThe sale of shares of the Company’s Class A Common Stock issued at the time of conversion by any holder into the market or to any private purchaser shall be limited to not more than twenty-five percent (25%) of all conversion shares received by such holder at the time of the automatic conversion in any given 120-day period.

-Company Redemption Rights

oAt any time on or prior to the Automatic Conversion Date, the Company shall have the right to redeem all (but not less than all) shares of the Series C Preferred Stock issued and outstanding at any time after the original issue date,  upon three (3) business days’ notice, at a redemption price per share of Series C Preferred Stock then issued and outstanding (the “Corporation Redemption Price”), equal to the stated value of $3.50 per share.

Series D Preferred Stock

The terms of the Series D Preferred Stock include the following:

-Number of shares: The Company designated 1,628,572 shares of Series D Preferred Stock.

-The Stated Value of the Series D Preferred Stock is $3.50 per share.

-No dividends will accrue on the Series D Preferred Stock.  If dividends are declared on the Company’s Class A, Class B, or Class C Common Stock, the holders of the Series D Preferred Stock will participate in such dividends on a per share basis, pari passu with the Classes of Common Stock.

-Voting Rights

oThe Series D Preferred Stock will vote together with the Class A Common Stock on a one-vote-for-one-Preferred-share basis.

oAs long as any shares of Series D Preferred Stock are outstanding, the Company may not, without the affirmative vote or written consent of the holders of a majority of the then outstanding shares of the Series D Preferred Stock, (a) alter or change the powers, preferences or rights given to the Series D Preferred Stock or alter or amend the Certificate of Designation, (b) amend its Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series D Preferred Stock, or (c) enter into any agreement or arrangement with respect to any of the foregoing.

-Liquidation

oUpon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of the Series D Preferred Stock shall participate on a per share basis with the holders of the Class A, Class B, and Class C Common Stock of the Company, and shall be entitled to share equally, on a per share basis, all assets of the Company of whatever kind available for distribution to the holders of all classes of the Common Stock. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record holder of Series D Preferred Stock.

-Conversion: The Series D Preferred Stock shall be convertible automatically into shares of the Company's Class A Common Stock (the “Automatic Conversion”) as follows:

oEach share of Series D Preferred Stock will automatically convert into shares of the Company’s Class A Common  Stock on the earlier to occur of (a) the fifth day after the twenty-four month anniversary of the original issue date or (b) the fifth day after the date on which the Company’s

Class A Common Stock first trades on a national securities exchange (including but not limited to NASDAQ, NYSE, or NYSE American but excluding OTCQX Market) (such date, the “Automatic Conversion Date”).

oThe number of shares of the Company’s Class A Common Stock into which the Series D Preferred Stock shall be converted shall be determined by multiplying the number of shares of Series D Preferred Stock to be converted by the $3.50 stated value, and then dividing that product by the Conversion Price. The Conversion Price shall be equal to the Variable Weighted Average Price (“VWAP”) of the five Trading Days prior to the Automatic Conversion Date. “VWAP” shall be defined as the volume weighted average price of the Company’s Class A Common Stock on the OTC Markets or other stock exchange or trading medium where such shares are traded as reported by Bloomberg, L.P. using the VWAP function. If for any reason, VWAP cannot be thus determined, “VWAP” shall mean the average closing or last sale prices over the five Trading Days prior to the Automatic Conversion Date of the Company’s Class A Common Stock on the OTC Markets or such other exchange or trading medium.

-Restrictions on Resales of Class A Common Stock

oThe sale of shares of the Company’s Class A Common Stock issued at the time of conversion by any holder into the market or to any private purchaser shall be limited to not more than twenty-five percent (25%) of all conversion shares received by such holder at the time of the automatic conversion in any given 90-day period.

-Company Redemption Rights

oAt any time on or prior to the Automatic Conversion Date, the Company shall have the right to redeem all (but not less than all) shares of the Series D Preferred Stock issued and outstanding at any time after the original issue date,  upon three (3) business days’ notice, at a redemption price per share of Series D Preferred Stock then issued and outstanding (the “Corporation Redemption Price”), equal to the stated value of $3.50 per share.

-Registration Rights

oThe shares issued on conversion of the Series D Preferred Stock have piggyback registration rights beginning on that date which his six months after the date on which the Company’s Class A Common Stock trades on a national securities exchange, and are subject to standard underwriter holdback limitations.

Dividend Policy

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our financial condition, operating results, current and anticipated cash needs, plans for expansion and other factors that our board of directors may deem relevant.

Anti-Takeover Provisions of Our Charter Documents and Delaware Law

Some provisions of our Charter, our Bylaws and Delaware law could make it more difficult to acquire our company by means of a tender offer, a proxy contest, or otherwise.

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, for a proposal to be timely submitted for consideration at an annual meeting, notice must be delivered to our secretary not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed.

Our Charter and Bylaws both provide that vacancies on our board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified. Accordingly, the board of directors could prevent any stockholder from filling the new directorships with such stockholder’s own nominee.

Additionally, as noted, our Charter provides our Board with “blank check” preferred stock authority, by which means the Board of Directors may designate a new series of preferred stock, and determine the rights and preferences, including voting rights, without the need to seek approval from our shareholders.

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law which contains anti-takeover provisions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale or another transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions that are not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

No Cumulative Voting

Under Delaware law, cumulative voting for the election of directors is not permitted unless a corporation’s certificate of incorporation authorizes cumulative voting. Our Charter does not provide for cumulative voting in the election of directors. Cumulative voting allows a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on our board of directors. Without cumulative voting, a minority stockholder will not be able to gain as many seats on our board of directors based on the number of shares of our stock the stockholder holds as compared to the number of seats the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.

Stockholder Action by Written Consent

Delaware law generally provides that the affirmative vote of a majority of the shares entitled to vote on such matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws requires a greater percentage. Our Charter permits our board of directors to amend or repeal most provisions of our Bylaws by majority vote. Generally, our Charter may be amended by holders of a majority of the voting power of the then outstanding shares of our capital stock entitled to vote. The stockholder vote or consent with respect to an amendment of our Charter or Bylaws would be in addition to any separate class vote that might in the future be required under the terms of any series of preferred stock that might be outstanding at the time such a proposed amendment were submitted to stockholders. Delaware law and the provisions of our Bylaws generally permit stockholders owning the requisite percentage of shares of common stock necessary to approve an amendment to our Charter and Bylaws to act by written consent in lieu of a meeting of our stockholders.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws provide indemnification, including advancement of expenses, to the fullest extent permitted under applicable law to any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director or officer of the company, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. In addition, our Charter provides that our directors will not be personally liable to us or our stockholders for monetary damages for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our shareholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors. This provision does not limit or eliminate our rights or the rights of any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. In addition, this provision does not limit the directors’ responsibilities under Delaware law or any other laws, such as the federal securities laws. We have obtained insurance that insures our directors and officers against certain losses, and which insures us against our obligations to indemnify the directors and officers. We also have entered into indemnification agreements with our directors and executive officers.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A and Class C common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598, and its telephone number is 212-828-8436.

Our Class A common stock is listed on the OTC QB Market under the symbol “ALPP.”

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, common stock, purchase contracts or units that are registered pursuant to the registration statement to which this prospectus relates. We may issue warrants independently or together with other securities that are registered pursuant to the registration statement to which this prospectus relates. Warrants sold with other securities may be attached to or separate from the other securities. We will issue each series of warrants under a separate warrant agreement between us and a warrant agent that we will name in the prospectus supplement. We will describe additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

General

If warrants are offered, the prospectus supplement relating to a series of warrants will include the specific terms of the warrants, including:

●	the offering price;

●	the title of the warrants;

●	the aggregate number of warrants offered;

●	the dates or periods during which the warrants can be exercised;

●	whether the warrants will be issued in individual certificates to holders or in the form of global securities held by a depositary on behalf of holders;

●	the designation and terms of any securities with which the warrants are issued;

●	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

●	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

●	any special tax implications of the warrants or their exercise;

●	any antidilution provisions of the warrants;

●	any redemption or call provisions applicable to the warrants; and

●	any other terms of the warrants.

Transfers and Exchanges

A holder will be able to exchange warrant certificates for new warrant certificates of different denominations, or to transfer warrants, at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to exercise, holders of warrants will have none of the rights of holders of the underlying securities.

Exercise

Holders will be able to exercise warrants up to 5:00 P.M. New York City time on the date set forth in the prospectus supplement as the expiration date.

After this time, unless we have extended the expiration date, the unexercised warrants will be void.

Subject to any restrictions and additional requirements that may be set forth in a prospectus supplement, holders of warrants may exercise them by delivering to the warrant agent at its corporate trust office the following:

●warrant certificates properly completed; and

●payment of the exercise price.

As soon as practicable after the delivery, we will issue and deliver to the indicated holder the securities purchasable upon exercise. If a holder does not exercise all the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.

No Rights of Security Holder Prior to Exercise

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

●in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrant holder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have No duty or responsibility if we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us.

Title

We and the warrant agents and any of our respective agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase common stock, preferred stock, other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:

●	the date of determining the securityholders entitled to the subscription rights distribution;

●	the price, if any, for the subscription rights;

●	the exercise price payable for the common stock, preferred stock, or other securities upon the exercise of the subscription right;

●	the number of subscription rights issued to each securityholder;

●	the amount of common stock, preferred stock, or other securities that may be purchased per each subscription right;

●	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

●	the extent to which the subscription rights are transferable;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

●	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;

●	any applicable federal income tax considerations; and

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a specified number, or amount, of securities at a future date or dates. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security covered by this prospectus, U.S. Treasury security or other U.S. government or agency obligation. The holder of the unit may be required to pledge the debt, preferred security, U.S. Treasury security or other U.S. government or agency obligation to secure its obligations under the purchase contract.

If purchase contracts are offered, the prospectus supplement will specify the material terms of the purchase contracts, the units and any applicable pledge or depository arrangements, including one or more of the following:

●	the stated amount that a holder will be obligated to pay under the purchase contract in order to purchase the underlying security;

●

the settlement date or dates on which the holder will be obligated to purchase the underlying security and whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which any early settlement would occur;

●	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

●

the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number, or amount, of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract;

●

whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security with an aggregate principal amount or liquidation amount equal to the stated amount;

●	the type of security, if any, that is pledged by the holder to secure its obligations under a purchase contract;

●

the terms of the pledge arrangement relating to the security, including the terms on which distributions or payments of interest and principal on the security will be retained by a collateral agent, delivered to us or be distributed to the holder; and

●

the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants, debt securities, subscription rights, purchase contracts or any combination of such securities. The applicable prospectus supplement will describe:

●	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

●	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

We may issue the warrants, purchase contracts, and units of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security known as “participants” or persons that may hold interests through such participants.

Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities represented by the global security beneficially owned by the participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities.

Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture, warrant agreement, purchase contract or unit agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for the global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, warrant agreement, purchase contract or unit agreement, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Any payments to holders with respect to warrants, purchase contracts or units represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for any securities represented by a global security, or its nominee, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, we will issue such securities in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more global securities and, in such event, will issue securities of such series in definitive form in exchange for all of the global security or securities representing such securities. Any securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee, warrant agent or other relevant agent of ours. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.

PLAN OF DISTRIBUTION

We may sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may also sell our securities upon the exercise of subscription rights that may be distributed to security holders. We may use these methods in any combination.

We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or any related free writing prospectus, including:

-the name or names of any underwriters, if any;

-the purchase price of the securities and the proceeds we will receive from the sale;

-any underwriting discounts and other items constituting underwriters’ compensation;

-any initial public offering price;

-any discounts or concessions allowed or reallowed or paid to dealers; and

-any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or any related free writing prospectus are underwriters of the securities offered thereby.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

-block transactions (which may involve crosses) and transactions on the NASDAQ or any other organized market where the securities may be traded;

-purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

-ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

-sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

-sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

 By Underwriters

We may use an underwriter or underwriters in the offer or sale of our securities.

-If we use an underwriter or underwriters, the offered securities will be acquired by the underwriters for their own account.

-We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement.

-The underwriters will use this prospectus and the prospectus supplement to sell our securities.

We may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:

-to purchase from us up to the number of shares of Class A common stock that would be issuable upon conversion or exchange of all the shares of the class or series of our securities at an agreed price per share of Class A common stock; or

-to purchase from us up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of our Class A common stock or any other outstanding security.

The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our Class A common stock or other security.

The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.

By Dealers

We may use a dealer to sell our securities.

-If we use a dealer, we, as principal, will sell our securities to the dealer.

-The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

-We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

By Agents

We may designate agents to solicit offers to purchase our securities.

-We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.

-Unless we indicate otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

-Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

By Delayed Delivery Contracts

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

-If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

-These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

-We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Direct Sales

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.

General Information

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Each series of securities offered by this prospectus (other than Class A common stock) may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or other offering materials; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

LEGAL MATTERS

The legal validity of the securities offered by this prospectus will be passed upon for us by Kirton McConkie, P.C., Salt Lake City, Utah.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of MaloneBailey, LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

$50,000,000

Shares of Class A Common Stock

Prospectus Supplement

A.G.P.

March 8, 2022